UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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National Penn Bancshares, Inc.
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NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
Dear National Penn Shareholder:
On Tuesday, April 22, 2014, National Penn Bancshares, Inc. will hold its Annual Meeting of Shareholders at DeSales University, University Center - Gerald White Pavilion, 2755 Station Avenue, Center Valley, Pennsylvania 18034. The meeting will begin at 9:30 a.m. Eastern Time.
Only shareholders who owned stock at the close of business on February 27, 2014 can attend and vote at the meeting or any postponement or adjournment. At the meeting, we will:

1.	Elect four Class III directors for terms expiring at the 2017 Annual Meeting of Shareholders;

2.	Consider and act upon a proposal to approve a Long-Term Incentive Compensation Plan;

3.	Ratify the Audit Committee’s appointment of KPMG LLP as National Penn’s independent auditor for 2014;

4.	Approve an advisory (non-binding) resolution relating to the compensation of National Penn’s executive officers; and

5.	Transact other business, if any, that may properly come before the 2014 Annual Meeting of Shareholders.
Your Board of Directors recommends that you vote FOR the election of the Class III director nominees; FOR approval of the Long-Term Incentive Compensation Plan; FOR the ratification of the independent auditors selected for 2014; and FOR the approval of the advisory resolution relating to the compensation of National Penn’s executive officers.
At the meeting, we will also report on our 2013 business results and other matters of interest to shareholders.
We are enclosing with this proxy statement a copy of our 2013 Annual Report on Form 10-K. This proxy statement and card(s) or a Notice of Internet Availability of Proxy Materials are being mailed to shareholders on or about March 12, 2014.
IMPORTANT: This mailing contains an Admission Ticket. FOR SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE MEETING.

By Order of the Board of Directors,

March 12, 2014	H. Anderson Ellsworth, Secretary

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be held on April 22, 2014 — You can view the Annual Report and Proxy Statement on the Internet at: www.envisionreports.com/npbc.

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NATIONAL PENN BANCSHARES, INC.
PROXY STATEMENT
________________________________________________________________________________________________________

This proxy statement is furnished in connection with the solicitation of proxies by National Penn Bancshares, Inc. (“National Penn”), on behalf of the Board of Directors (the “Board”), for the 2014 Annual Meeting of Shareholders. Proxy materials or a Notice of Internet Availability of Proxy materials are being mailed to shareholders on or about March 12, 2014.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of the Company’s proxy materials to each shareholder of record, we have elected to provide access to our proxy materials primarily over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to many share- holders. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a printed copy.

You can vote your shares by completing and returning the enclosed written proxy card. If you received a Notice of Internet Availability of Proxy Materials, you may request a printed proxy card by following the instructions included in the Notice.

You can also vote by telephone (toll-free) or online if you have Internet access. Registered shareholders with addresses outside the United States may not be able to vote by telephone. The Internet and telephone voting facilities for shareholders of record are available 24 hours a day until they close at 1:00 a.m. Eastern Time on April 22, 2014. The Internet and telephone voting procedures are described on the enclosed proxy form and are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or through the Internet, you need not return a proxy card. Whether you vote by proxy card, by telephone or through the Internet, your shares will be voted as you direct.

You can also vote in person at the meeting. Submitting your voting instructions by returning a proxy card or by voting over the telephone or the Internet will not affect your right to attend the meeting and vote.

PROPOSAL 1 - ELECTION OF CLASS III DIRECTORS

The first proposal to be voted on at the meeting is the election of four directors. These directors will serve a three-year term as Class III directors. The Board has nominated Thomas A. Beaver, Jeffrey P. Feather, Patricia L. Langiotti and Natalye Paquin for election as Class III directors.

The Board recommends a vote “FOR” all of its nominees.

The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

National Penn’s articles of incorporation provide that the Board shall consist of between eight and twenty directors, the exact number of which shall be set by resolution of the Board, and shall be divided into three classes equal or nearly equal in size as is possible. In accordance with these provisions, the Board has set the size of the Board at 12 directors, and the size of Classes I, II and III at four directors each.

National Penn’s bylaws permit shareholders to nominate candidates for election as directors. A nomination must be made in compliance with the advance notice and information requirements of the bylaws. As of February 27, 2014, National Penn has not received any notice of a nomination.

In accordance with the bylaws, directors are elected by a plurality of the votes of shares present and entitled to be voted at the meeting. That means the nominees of the Board will be elected if they receive more affirmative votes than any other nominees. National Penn’s Corporate Governance Guidelines provide that in an uncontested election of directors (where the only nominees are those recommended by the Board), if any nominee receives a greater number of votes “withheld” than votes “for” his or her election, the Nominating/Corporate Governance Committee will promptly consider whether to recommend to the Board that it request such nominee to resign from the Board as of the date of his or her election, and if that committee makes such a recommendation, the Board will promptly act upon such recommendation. National Penn expects that any such nominee will comply with any such request.

Director Information

The Board is separated into three classes, with the directors in each class serving up to a three-year term. The terms of the persons elected as Class III directors will expire in 2017. The terms of the continuing Class I directors will expire in 2015 and the terms of the continuing Class II directors will expire in 2016.

Nominees as Class III Directors for a term expiring at the 2017 Annual Meeting

Thomas A. Beaver, CPA
Director since 2005
Age 61
Mr. Beaver is the independent chair of the boards of National Penn and National Penn Bank. He has been a director of National Penn and National Penn Bank since 2005. In February 2008, Mr. Beaver was appointed lead independent director. Mr. Beaver, a certified public accountant (CPA), is a retired partner of Reinsel Kuntz Lesher LLP, a regional accounting, tax and consulting firm (1979 to present). He currently serves as a consultant to the firm in the business consulting group. He was the managing partner and CEO of its predecessor, Reinsel & Company, from 1994 to 2004. Mr. Beaver’s educational background includes a bachelor of science degree in Civil Engineering and an MBA from Lehigh University. The Board believes that Mr. Beaver’s financial, business and accounting experience, including his experience consulting on issues relating to banking and bank financing, gives him the qualifications and skills to serve as a National Penn director.

Jeffrey P. Feather
Director since 2008
Age 71
Mr. Feather is the Managing Partner of Feather Ventures, LLC, a private investment firm (1999 to present), and Vice Chairman of National Penn. Previously, Mr. Feather served as Chairman of SunGard Pentamation, Inc., an administrative software and processing services company (1970 to 2006). Mr. Feather was initially elected as a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. Mr. Feather previously was a director of KNBT and its predecessor, Keystone Savings Bank, since 1979, where he served as chair since 2000. Mr. Feather’s educational background includes a bachelor of science degree in Industrial Engineering from Lafayette College and graduate work in Management Science at Lehigh University. The Board believes that Mr. Feather’s technology and business expertise, along with his years of experience serving on other boards, gives him the qualifications and skills to serve as a National Penn director.

Patricia L. Langiotti, PMC
Director since 1986
Age 67
Ms. Langiotti, a professional management consultant (PMC), is President of Creative Management Concepts, a management consulting firm (1982 to present). Ms. Langiotti has been a director of National Penn since 1986. In addition to her work with National Penn, Ms. Langiotti is a director of two privately held corporations and various not-for-profit organizations. Ms. Langiotti’s educational background includes a bachelor of business administration degree from the University of Virginia. The Board believes that Ms. Langiotti’s nationally-recognized expertise as a speaker and educator in the areas of corporate governance, risk management and bank audit committee work, along with her years of experience as a director of National Penn and other organizations, gives her the qualifications and skills to serve as a National Penn director.

Natalye Paquin, Esq.
Director since 2006
Age 53
Ms. Paquin is Chief Executive Officer of the Girl Scouts of Eastern Pennsylvania (GSEP) (November 2010 to present). Previously, Ms. Paquin served as Executive Vice President and Chief Operating Officer of The Kimmel Center, Inc., Philadelphia’s premier performing arts center, where she was responsible for overseeing the day-to-day operations of the Kimmel Center, the Merriam Theatre and the historic Academy of Music (2006 to 2010). Ms. Paquin served as Chief Operating Officer and Chief of Staff for the School District of Philadelphia (2002 to 2006). Ms. Paquin has been a director of National Penn since 2006. Ms. Paquin’s educational background includes a bachelor of science degree from Florida A&M University and a juris doctorate from DePaul University College of Law. Ms. Paquin also completed executive education programs from Harvard University’s School of Business and is a distinguished graduate of the Broad Academy for Urban Superintendents. The Board believes that Ms. Paquin’s years in senior management and legal positions gives her the qualifications and skills to serve as a National Penn director.

Continuing as Class I Directors for a term expiring at the 2015 Annual Meeting:

Scott V. Fainor
Director since January 2010
Age 52
Mr. Fainor is President and Chief Executive Officer of National Penn (January 2010 to present) and of National Penn Bank (2008 to present). Mr. Fainor was Senior Executive Vice President and Chief Operating Officer of National Penn from February 2008 through January 2010. Mr. Fainor was President and Chief Executive Officer of KNBT Bancorp, Inc. from October 2003 to February 2008. He has been a director of National Penn since January 2010 and a director of National Penn Bank since February 2008. Mr. Fainor’s educational background includes a bachelor of science degree in Marketing and Finance from DeSales University. The Board believes that Mr. Fainor’s career in banking, including executive positions with KNBT, First Colonial Group, Inc./Nazareth National Bank & Trust Co. and Wachovia/First Union, gives him the qualifications and skills to serve as a National Penn director.

Donna D. Holton
Director since 2008
Age 68
Mrs. Holton is the retired President & Chief Operating Officer of Turn of the Century Solution, Inc., an intellectual property company (1997 to 2006). Mrs. Holton was initially elected as a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. She previously served as a director of KNBT and its predecessor, Keystone Savings Bank, since 2002. Mrs. Holton’s educational background includes a bachelor of arts degree in Economics from the University of Michigan. The Board believes that Mrs. Holton’s experience in senior executive and managerial positions, along with her experience as a director in the public and private sectors, gives her the qualifications and skills to serve as a National Penn director.

Thomas L. Kennedy, Esq.
Director since 2008
Age 69
Mr. Kennedy is President of the law firm of Kennedy & Lucadamo, P.C., Hazleton, Pennsylvania (1969 to present). Mr. Kennedy was initially elected as director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. He previously served as a director of KNBT since 2005. Mr. Kennedy is an attorney-at-law and concentrates his practice on business and estate planning and related litigation. In 1998, as Chairman of the Board of First Federal Savings and Loan Association of Hazleton (a mutual thrift), a position he had held since 1988, Mr. Kennedy oversaw the company’s initial public offering. Mr. Kennedy’s educational background includes a bachelor of arts degree in English from the University of Scranton and a juris doctorate from the Boston College Law School. The Board believes that Mr. Kennedy’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a National Penn director.

Michael E. Martin
Director since 2011
Age 58
Mr. Martin is Head of the Financial Institutions Group of Warburg Pincus LLC, a private equity firm (2009 to present). Previously, Mr. Martin served as President of Brooklyn NY Holdings, LLC, a private investment company (2006 to 2009). Mr. Martin was Vice Chairman and Managing Director of UBS Investment Bank where he also served as a member of the UBS Investment Bank Board and its Global Executive Committee. Mr. Martin’s educational background includes a bachelor of arts degree in Economics from Claremont Men’s College and a juris doctorate from Columbia University School of Law. The Board believes that Mr. Martin’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a National Penn director.

Continuing as Class II Directors for a term expiring at the 2016 Annual Meeting:

Christian F. Martin IV
Director since 2008
Age 58
Mr. Martin is Chairman and Chief Executive Officer of C. F. Martin & Co., Inc., a guitar manufacturer (1986 to present). Mr. Martin was initially elected as a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. He previously served as a director of KNBT and its predecessor, Keystone Savings Bank, since 2003. Mr. Martin’s educational background includes a bachelor’s degree from Boston University’s School of Management. The Board believes that Mr. Martin’s financial and business experience gives him the qualifications and skills to serve as a National Penn director.

R. Chadwick Paul Jr.
Director since 2008
Age 60

Mr. Paul is President & Chief Executive Officer of Ben Franklin Technology Partners of Northeastern Pennsylvania, a technology-based economic development company (2002 to present). Mr. Paul was initially elected as a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc. He previously served as a director of KNBT and its predecessor, Keystone Savings Bank, since 1984. Mr. Paul’s educational background includes a bachelor of science degree in Business and Economics and an MBA, both from Lehigh University. The Board believes that Mr. Paul’s entrepreneurial business experience gives him the qualifications and skills to serve as a National Penn director.

C. Robert Roth
Director since 1990
Age 66
Mr. Roth is a Bucks County Magisterial District Judge (1992 to present). Mr. Roth owned and operated a retail business for 19 years. Mr. Roth has been a director of National Penn since 1990. The Board believes that Mr. Roth’s judicial and business experience, coupled with his years of service as a director of National Penn, provide the Board with valuable industry experience and knowledge of National Penn.

Wayne R. Weidner
Director since 1985
Age 71
Mr. Weidner has been a director of National Penn since 1985, serving as its Chairman from 2002 until 2009. Mr. Weidner’s entire career was spent with National Penn, where he began in 1962. During his career with National Penn, Mr. Weidner served in various roles including President and CEO of National Penn Bank from 1991 to 2001. He was also President of National Penn from 1998-2001; President and CEO in 2001; Chairman, President and CEO from 2002-2004; Chairman and CEO from 2004 to 2006; and Chairman in 2007. Mr. Weidner is now Vice Chairman of the Board of National Penn. Mr. Weidner served three years on the board of directors of the Federal Reserve Bank of Philadelphia. Mr. Weidner’s service as an executive, Chairman and director of National Penn, and his business and financial expertise, provide the Board with valuable industry experience and knowledge of National Penn.

Corporate Governance

National Penn’s governing body is its Board. The Board is elected by the shareholders to direct and oversee National Penn’s management in the long-term interests of the shareholders.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that, together with National Penn’s articles of incorporation, bylaws and the charters of Board committees, provide a framework for the governance of National Penn. Such guidelines are intended to assist the Board in the exercise of its responsibilities. As the operation of the Board is a dynamic process, these guidelines are reviewed periodically and changed by the Board from time to time as deemed appropriate. National Penn’s Corporate Governance Guidelines are available on National Penn’s Web site, www.nationalpennbancshares.com. To access the guidelines, select “Governance Documents.”
Director Independence
Under The NASDAQ Stock Market’s Marketplace Rules, a NASDAQ-listed company’s board of directors must be comprised of a majority of independent directors. The Board has determined, after an initial review and determination by the Nominating/Corporate Governance Committee, that each of directors Beaver, Feather, Holton, Kennedy, Langiotti, C. Martin, M. Martin, Paquin, Paul, Roth and Weidner is independent as provided under NASDAQ rules. Messrs. Christian F. Martin IV and Michael E. Martin are not related. There are no family relationships among the executive officers and directors of National Penn.

Specifically, the Board determined that none of these persons has any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a National Penn director. NASDAQ rules preclude a determination of independence for any director who:

•	Is, or during the past three years was, employed by National Penn or by any subsidiary of National Penn;
•
Either has a spouse, parent, child or sibling, by blood, marriage or adoption or shares the same residence as any person (a “Family Member”) who is, or during the past three years was, employed by National Penn or by any subsidiary of National Penn as an executive officer;

•
Accepted, or who has a Family Member who accepted, any compensation from National Penn or any subsidiary of National Penn in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than:

	-	Compensation for Board or Board committee service;
	-	Compensation paid to a Family Member who is an employee (other than an executive officer) of National Penn or a National Penn subsidiary; or
	-	Benefits under a tax-qualified retirement plan or non-discretionary compensation;
•
Is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which National Penn or any National Penn subsidiary made, or from which National Penn or any National Penn subsidiary received, payments for property or services that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current or any of the past three fiscal years, other than:

	-	Payments arising solely from investments in National Penn’s securities; or
	-	Payments under non-discretionary charitable contribution matching programs; or
•	Is, or has a Family Member who is, a current partner of National Penn’s independent auditors or who worked on National Penn’s audit during any of the past three years.

A majority of Board members are independent directors as defined above and as defined by the SEC and other regulatory authorities. The independent directors periodically meet in executive session without management present.
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee are directors Holton (Chair), Beaver, Feather, C. Martin and Roth.  None of these directors is or was formerly an officer or employee of National Penn, nor did any of them engage in any “related party transaction” with National Penn during 2013.  In addition, none of our directors is an executive officer of another entity of which one of National Penn’s executive officers serves on the compensation committee or the board of directors.

Non-Employee Chairman
In accordance with National Penn’s bylaws, the Board has discretion to combine or separate the offices of Chairman and CEO. Since December 31, 2007, the Board has kept the offices of Chairman of the Board and CEO separate. The Board believes that this Board leadership structure effectively represents the best interests of shareholders in maximizing value, managing risk and maintaining confidence in National Penn.
Board Membership Criteria
Each member of the Board must possess the individual qualities of competence, collegiality, integrity, accountability and high performance standards. Candidates for membership on the Board are selected for their character, judgment, business experience and acumen. Board members are expected to devote the time and effort necessary to be productive members of the Board, including learning the business of National Penn and doing all that is necessary to attend and actively participate in meetings of the Board and its committees.
Each non-employee director is also expected to meet National Penn’s stock ownership guidelines, which require an equity investment in National Penn stock of at least $200,000. See “Stock Ownership - Guidelines.”
Board Committees
Currently, the Board maintains five committees established pursuant to National Penn’s bylaws - Executive, Audit, Compensation, Directors’ Enterprise Risk Management and Nominating/Corporate Governance. Each committee operates under its own separate charter, which is approved by the Board. A comprehensive description of the duties and responsibilities of each committee is set forth in the committee’s charter. These charters are available on National Penn’s website. To access these documents, log on to National Penn’s Web site, www.nationalpennbancshares.com, and select “Governance Documents.”
Executive Committee. The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board. The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise. The Executive Committee is currently comprised of seven directors.
Audit Committee. National Penn’s Audit Committee is currently comprised of five directors, all of whom are independent as described under “Director Independence.” In addition to the above NASDAQ independence requirements, the SEC has issued heightened independence standards pursuant to the Sarbanes-Oxley Act of 2002 that apply to audit committee members. These standards provide that a member of a NASDAQ-listed company’s audit committee may not, in his or her capacity as a member of the audit committee, the board of directors or any other board committee:

•	Accept, directly or indirectly, any consulting, advisory or other compensatory fee from National Penn or any subsidiary of National Penn, except for certain retirement benefits; or

•	Be an “affiliated person” of National Penn or any subsidiary of National Penn, as defined by SEC rules.
The Board has determined that each member of National Penn’s Audit Committee meets these standards.
The SEC and NADSDAQ also have requirements regarding financial expertise and sophistication of Audit Committee members. The Board has determined that each of the following members of the Audit Committee meets the SEC’s definition of “audit committee financial expert” under NASDAQ-listed company audit committee rules: Chair Thomas L. Kennedy, Esq.; Thomas A. Beaver, CPA; Patricia L. Langiotti, PMC; R. Chadwick Paul Jr.; and Wayne R. Weidner. In addition, the Board has identified other members of the Board who, while not presently members of the Audit Committee, would qualify as “audit committee financial experts.” They are Jeffrey P. Feather, Christian F. Martin IV, Michael E. Martin, and Natalye Paquin.

The Audit Committee’s duties include:

•	Appointing, approving compensation for and providing oversight of, National Penn’s independent registered public accounting firm;

•	Approving all audit and non-audit services to be performed by the independent registered public accounting firm;

•	Reviewing the scope and results of the audit plans of the independent registered public accounting firm and internal auditors;

•	Overseeing the scope and adequacy of internal accounting control and record-keeping systems;

•	Reviewing the objectivity, effectiveness and resources of National Penn’s internal audit function;

•	Conferring independently with, and reviewing various reports generated by, the independent registered public accounting firm;

•	Resolving any disagreements between management and the independent registered public accounting firm; and

•
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee. National Penn’s Compensation Committee generally reviews, approves and reports to the Board on compensation and related programs and plans. The Compensation Committee is currently comprised of five directors, all of whom are independent as described under “Director Independence.” NASDAQ has issued heightened independence standards pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act that apply to Compensation Committee members. These standards require consideration of any consulting, advisory or other compensatory fees paid by National Penn as well as other compensation received by the director. The Board has determined that each member of the Compensation Committee meets these standards. The Compensation Committee’s responsibilities are described below in the section of “Compensation Discussion & Analysis” entitled “Role of the Committee.”
The Compensation Committee has authority under its charter to retain outside counsel, compensation consultants or other experts of its choice and receives adequate funding from National Penn to engage such advisors. For information on Towers Watson, the compensation consultant retained by the committee since August 2011, see the section of “Compensation Discussion & Analysis” entitled “Compensation Consultant.” Fees paid to Towers Watson for services performed during 2013 were $191,088.
Nominating/Corporate Governance Committee. National Penn’s Nominating/Corporate Governance Committee identifies and recommends nominees for election to the Board and oversees matters of corporate governance, including Board performance. The Nominating/Corporate Governance Committee is currently comprised of five directors, all of whom are independent as described under “Director Independence.”
The Nominating/Corporate Governance Committee’s duties include:

•	Screening and recommending candidates as nominees for election to the Board (see also “Consideration of Director Nominees” below);

•	Managing the annual Board and individual director performance assessments;

•	Overseeing the orientation and education of directors;

•	Reviewing corporate policies such as Code of Conduct, stock ownership of directors and management, insider trading and director attendance; and

•	Ensuring an appropriate structure for management succession and development.

Directors’ Enterprise Risk Management Committee. National Penn’s Directors’ Enterprise Risk Management Committee assists the Board in providing oversight, direction and authority to management regarding National Penn’s enterprise-wide risk management process. The Directors’ Enterprise Risk Management Committee is currently comprised of six directors, all of whom are independent as described under “Director Independence.”
Consideration of Director Nominees
The Nominating/Corporate Governance Committee selects individuals for nomination to the Board based on the criteria set forth in National Penn’s Corporate Governance Guidelines. Under these criteria, a majority of the directors are to be independent as described under “Director Independence.”
The Board believes independent directors add balance and diversity to the composition of the Board and should bring expertise and experience in areas related to important strategic needs of National Penn. Selection of directors is to be made from among individuals whose leadership and effectiveness have been demonstrated or whose specialized training or experience will be of value to National Penn. Candidates for the Board are to meet the following qualifications:

•	High-level competence and leadership experience in business or administrative roles;

•	Breadth of knowledge about issues affecting National Penn;

•	Ability and willingness to work on a collegial basis with other National Penn directors and National Penn management and to contribute special competencies to Board activities;

•	Unquestioned personal integrity;

•	Loyalty to National Penn and concern for its success;

•	Courage to criticize and to apply sound business ethics;

•	Ability to exercise sound and independent judgment;

•	Awareness of a director’s vital part in National Penn’s good corporate citizenship and corporate image; and

•	Time available for meetings and consultation on National Penn matters.
In considering individual director candidates, the Nominating/Corporate Governance Committee considers individuals who, in the judgment of the committee, would be best qualified to serve on the Board. The committee considers the experience and expertise already present on the Board so as to broaden the collective experience and expertise of the Board. Moreover, the Board endorses the committee’s seeking qualified directors from diverse backgrounds in the context of the Board as a whole. Diversity of backgrounds is considered along with other such factors, including experience, qualifications and skills. While diversity of backgrounds is a significant factor in nominating candidates, the Nominating/Corporate Governance Committee has not adopted a formal policy on diversity in board composition.
Candidates for membership on the Board may be suggested by a director or shareholder and may be recommended by professional search firms retained by the Nominating/Corporate Governance Committee. Shareholders who wish to suggest candidates as nominees should write to National Penn Bancshares, Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101 (Attention: Corporate Secretary), stating in detail the qualifications of the persons they recommend. Likewise, e-mail communications should be addressed to the Corporate Secretary at andy.ellsworth@nationalpenn.com. The Nominating/Corporate Governance Committee evaluates candidates suggested by shareholders in the same manner it evaluates any other nominee. For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for possible nomination as a director, please see “Contacting the Board” below and the discussion of “Shareholder Proposals and Nominations.”

Code of Conduct
National Penn has adopted a Code of Conduct that addresses, among other things, ethical conduct, conflicts of interest, integrity of financial reports, legal compliance and the reporting of violations. The Code of Conduct applies to all directors, officers and employees. All directors, officers and employees are required annually to affirm their acceptance of, and compliance with, the Code of Conduct. The Code of Conduct may be accessed on National Penn’s Web site, www.nationalpennbancshares.com, by selecting “Governance Documents.”
Contacting the Board
The Board welcomes communications from shareholders and has adopted a procedure for receiving and addressing them. Shareholders may write to either the entire Board or individual directors. To do so, shareholders should send their communications to National Penn Bancshares, Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101 (Attention: Corporate Secretary). Likewise, e-mail communications should be addressed to the Corporate Secretary at andy.ellsworth@nationalpenn.com. The Corporate Secretary does not screen letters or e-mails for content, but will forward a letter or e-mail to an individual director or Board committee as the Corporate Secretary feels appropriate if no specific direction is provided.

Board Committees, Meetings and Attendance

The following table summarizes the Board committees on which each National Penn director serves as of February 27, 2014, as well as each director’s position on such committee (C = Chair; M = Member).

Name	Executive	Audit	Compensation	Nominating/ Corporate Governance	Directors’ Enterprise Risk Management
Non-Employee Directors:
Thomas A. Beaver (l)	C	M	M	M
Jeffrey P. Feather	M		M	C
Donna D. Holton	M		C		M
Thomas L. Kennedy	M	C			M
Patricia L. Langiotti	M	M		M	C
Christian F. Martin IV			M
Michael E. Martin	M			M
Natalye Paquin				M	M
R. Chadwick Paul Jr.		M			M
C. Robert Roth			M		M
Wayne R. Weidner		M
Employee Director:
Scott V. Fainor	M

Number of Meetings Held in 2013:	8	8	4	3	4

(1)	In his capacity as non-executive Chairman, Mr. Beaver regularly attends all Committee meetings, including those committees of which he is not a formal member.
___________________

During 2013, the Board met 8 times. Each director attended at least 75% or more of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by Board committees on which he or she served.
Under National Penn’s current corporate governance guidelines, National Penn directors are required to attend annual meetings of shareholders. All twelve directors attended the 2013 annual meeting of shareholders.

Director Compensation

The following table sets forth information on compensation of National Penn non-employee directors for the fiscal year ended December 31, 2013:

Name (a)	Fees Earned or Paid in Cash (b) (2) ($)	Restricted Stock Awards (c) (3) ($)	Option Awards(d) (4) ($)	Non-Equity Incentive Plan Compensation (e) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (f) (5) ($)	All Other Compensation (g) ($)	Total (h) ($)
Thomas A. Beaver	120,000	70,000	0	0	28,496	0	218,496
Jeffrey P. Feather	49,980	61,200	0	0	10,383	0	121,563
Donna D. Holton	40,800	61,200	0	0	10,383	0	112,383
Thomas L. Kennedy	53,040	61,200	0	0	10,383	0	124,623
Patricia L. Langiotti	56,100	61,200	0	0	10,383	0	127,683
Christian F. Martin IV	35,700	54,060	0	0	17,721	0	107,481
Michael E. Martin (1)	41,820	54,060	0	0	3,576	0	99,456
Natalye Paquin	35,700	54,060	0	0	9,967	0	99,727
R. Chadwick Paul Jr.	38,760	54,060	0	0	9,328	0	102,148
C. Robert Roth	35,700	54,060	0	0	9,651	0	99,411
Wayne R. Weidner	41,820	54,060	0	0	9,346	0	105,226

(1)	In accordance with the policy of Warburg Pincus LLC, Mr. Martin remits all cash directors’ fees to Warburg Pincus.

(2)
Amounts reported are cash retainers and Board special meeting fees. Under the Directors’ Fee Plan, each non-employee director may choose to be paid these fees, in lieu of cash, in (a) shares of National Penn common stock, (b) National Penn common stock units or (c) deferred cash. National Penn common stock units are credited with dividend equivalents (at National Penn’s cash dividend rate) in the form of additional common stock units. All common stock units are converted to actual shares of National Penn common stock and issued to an individual upon his or her termination of service as a director or attaining age 65. Deferred cash is credited with interest at a money market rate and is paid out to an individual upon his or her termination of service as a director or attaining age 65.

(3)
Amounts reported are the grant date fair value for restricted stock unit awards (“RSUs”) made in 2013 for each individual under the Long-Term Incentive Compensation Plan. RSUs, like common stock units under the Directors’ Fee plan, are credited with dividend equivalents (at National Penn’s cash dividend rate) in the form of additional RSUs, and are converted to actual shares of National Penn common stock and issued to an individual at a future date, subject to satisfaction of an award’s service restrictions and other terms and conditions. As of December 31, 2013, each individual has the following aggregate number of common stock units (including RSUs) credited to his or her account: Thomas A. Beaver: 55,820; Jeffrey P. Feather: 35,279; Donna D. Holton: 35,279; Thomas L. Kennedy: 35,279; Patricia L. Langiotti: 35,279; Christian F. Martin IV: 31,694; Michael E. Martin: 12,150; Natalye Paquin: 33,672; R. Chadwick Paul Jr.: 31,694; C. Robert Roth: 32,792; and Wayne R. Weidner: 31,694.

(4)
As of December 31, 2013, each individual has the following aggregate number of option awards outstanding: Thomas A. Beaver: 0; Jeffrey P. Feather: 33,475; Donna D. Holton: 33,475; Thomas L. Kennedy: 5,665; Patricia L. Langiotti: 4,556; Christian F. Martin IV: 33,475; Michael E. Martin: 0; Natalye Paquin: 0; R. Chadwick Paul Jr.: 33,475; C. Robert Roth: 4,556; and Wayne R. Weidner: 0.

(5)
Amounts reported are the interest credited in 2013 on deferred cash balances under the Director’s Fee Plan and the fair market value of additional common stock units (including RSUs) credited in 2013 on a dividend reinvestment of common stock units (including RSU balance) under the Directors’ Fee Plan and the Long-Term Incentive Compensation Plan.

The following table summarizes the cash compensation arrangements with non-employee directors (outside directors)
for 2014:

NATIONAL PENN BANCSHARES / NATIONAL PENN BANK
Outside Directors only
Retainers: Board members must attend in person or by phone 75% of meetings (Board and Committee Meetings combined) to be paid retainer. Committees include: National Penn Audit, Executive, Compensation, Nominating/Corporate Governance, Directors’ Enterprise Risk Management

Chairman of Board	$120,000
Chairman of National Penn Board Committee (if other than Chairman of the Board)	35,374
Other Directors	30,172
Special National Penn/National Penn Bank Board Meeting Fees - per meeting attended	1,561
National Penn/National Penn Bank Executive Committee Retainer	9,364
National Penn/National Penn Bank Audit Committee Retainer	6,243
National Penn/National Penn Bank Committee Member Retainer	3,122
Director Emeritus (none currently) - Retainer	2,000

Compensation Committee Report

The committee has reviewed with National Penn management the section of this proxy statement captioned “Compensation Discussion & Analysis,” or the CD&A, and has recommended to the Board of Directors that this CD&A be included in this proxy statement and in National Penn’s Annual Report on Form 10-K for the year ended December 31, 2013.

Donna D. Holton, Chair
Thomas A. Beaver
Jeffrey P. Feather
Christian F. Martin IV
C. Robert Roth

Compensation Discussion & Analysis

This Compensation Discussion & Analysis, or CD&A, is intended to assist shareholders in understanding and evaluating the information found in this proxy statement under the captions “Executive Compensation” and “Potential Payments Upon Termination or Change-in-Control.” These two sections provide information about the compensation and benefits provided to the persons who served as National Penn’s principal executive officer or principal financial officer in 2013, as well as the three other most highly compensated National Penn executive officers in 2013. These “named executive officers” are identified below in this CD&A under the caption “2013 Named Executive Officers.”

An Overview of 2013 National Penn Executive Compensation

At the beginning of 2013, National Penn’s Compensation Committee, which we refer to as the committee, approved the overall compensation program for 2013 for National Penn’s Chief Executive Officer (CEO) and other named executive officers (NEOs). Among the committee’s primary considerations in approving the 2013 compensation program was to provide incentives for achieving and maintaining profitability in 2013 and long-term financial performance. Also in January 2013, the committee made incentive compensation awards to various National Penn officers, including each of the 2013 NEOs, in the form of service-based restricted stock. See “Executive Compensation Decisions - Long-Term Incentive Compensation Plan.”
Compensation for 2013 consisted of three primary elements - base salary, potential cash incentive awards and equity incentive awards. Except for Mr. Kennedy, the salaries of our NEOs were the same in 2013 as in 2012. See “Executive Compensation Decisions - Base Salary” below.
To implement the non-salary components, the committee, in January 2013, first established performance goals for 2013 under National Penn’s Executive Incentive Plan. These goals included a combination of corporate performance goals, which include profitability, as measured by return on average assets and return on average tangible common equity, and individual performance goals reflecting National Penn’s performance under four other key strategic business objectives.
In January 2014, the committee evaluated National Penn’s 2013 financial performance, which is described in our 2013 annual report. Based on the 2013 financial results, the committee concluded that National Penn exceeded the target level on both return on average assets goal and the return on average tangible common equity goal, and that the strategic business objective goals were attained. Accordingly, the committee approved company performance awards for the NEOs under the Executive Incentive Plan at an interpolated amount between target and maximum performance levels. See “Executive Compensation Decisions - Executive Incentive Plan.”

2013 Named Executive Officers
Mr. Fainor and four other persons are National Penn’s NEOs for 2013. The following table identifies our NEOs for 2013, as well as the positions held by our NEOs in 2013:

Name	Position at 12/31/2013
Scott V. Fainor	President and Chief Executive Officer
Michael J. Hughes	Senior Executive Vice President and Chief Financial Officer
Sandra L. Bodnyk	Senior Executive Vice President and Chief Risk Officer
David B. Kennedy	Senior Executive Vice President and Chief Banking Officer
H. Anderson Ellsworth	Group Executive Vice President, Chief Legal Officer and Corporate Secretary

Role of the Committee
The committee operates under a written charter reviewed, updated and approved annually by National Penn’s Board of Directors. In June of 2013, the Board of Directors approved changes to the committee’s written charter to conform with recent amendments to NASDAQ rules intended to enhance “independence” of the committee and its advisors. These changes were also intended to assure transparency of the committee in relationships of the committee’s advisors with National Penn. The committee’s areas of responsibilities and authorities regarding executive compensation are to:

•
Develop an overall executive compensation philosophy and strategy, including determining appropriate levels of executive compensation, the mix between fixed and incentive compensation and the mix between short-term and long-term compensation, without encouraging unnecessary and excessive risk-taking.

•
In its sole discretion, have the authority to retain or obtain the advice of consultants, outside counsel and other advisors as it determines appropriate to assist it in the full performance of its functions, including any compensation consultant used to assist in the evaluation of executive compensation.

•
Maintain direct responsibility for the appointment, compensation and oversight of the work of any consultants, outside counsel and other advisors retained by the committee, and determine appropriate funding required from National Penn for payment of compensation to any such advisors.

•
Assess the independence of consultants, outside counsel and other advisors (whether retained by the committee or management) who provide advice to the committee, prior to selecting or receiving advice from them, in accordance with NASDAQ listing standards.

•
Conduct regular and independent reviews of executive officer compensation; develop executive compensation procedures and programs consistent with the approved compensation philosophy and strategy; and approve any peer group(s) used for the purposes of executive or board compensation.

•	Approve participation, performance measures and performance parameters for awards under the Executive Incentive Plan and the Long-Term Incentive Compensation Plan.

•
Review and approve corporate goals and objectives relevant to CEO compensation, evaluate our CEO’s performance in light of those goals and objectives and approve our CEO’s compensation level based on this evaluation, without the CEO’s presence during such voting or deliberation by the committee on the CEO’s compensation.

•
Review and approve the compensation of National Penn’s Section 16 reporting executive officers as recommended by National Penn’s CEO (which reviews generally include a review of competitive market data for these individuals and consideration of market conditions).

•	Review and approve employment, severance and/or change-in-control agreements for National Penn’s Section 16 reporting executive officers.

•
Oversee administration of executive incentive plans, long-term incentive compensation plans for employees and directors, employee stock purchase plans, and other executive and director compensation arrangements; approve all officer long-term incentive compensation awards and awards for executive officers under executive incentive plans.

•	Oversee the Company’s compliance with regulatory requirements associated with compensation programs under its purview.

Compensation Consultant
The committee has historically retained a compensation consultant. To assist the committee in carrying out its responsibilities, the committee has engaged Towers Watson as the committee’s independent compensation consultant. Towers Watson provides the committee with peer executive and non-employee director compensation data, as well as expertise and advice on various matters brought before the committee. As described in its written charter, the committee has the sole authority to retain and terminate the independent compensation consultant and approve fees and other engagement terms. In addition, the committee has considered the six “independence” factors listed in the NASDAQ listing requirements and has determined that Towers Watson does not have a conflict of interest.

Peer Group Comparison & Benchmarking
The committee regularly reviews the competitive market to compare executive pay and performance to market norms and to provide guidance for setting total compensation guidelines. The peer group, which was approved by the committee in 2011, is based on objective criteria and includes 19 institutions (with National Penn positioned at median of total assets, market capitalization and total employees) located in the mid-Atlantic or northeastern United States, of similar asset size and with generally similar business models. While the peer group is reviewed annually and updated based on various economic and business factors as appropriate, the peer group approved by the committee for 2011 was unchanged for both 2012 and 2013.
The peer group is listed below.

Company Name	City, State	Ticker Symbol
Astoria Financial Corporation	Lake Success, NY	AF
Beneficial Mutual Bancorp, Inc.	Philadelphia, PA	BNCL
Community Bank System, Inc.	De Witt, NY	CBU
F.N.B. Corporation	Hermitage, PA	FNB
First Commonwealth Financial Corp.	Indiana, PA	FCF
First Financial Bancorp.	Cincinnati, OH	FFBC
FirstMerit Corporation	Akron, OH	FMER
Fulton Financial Corporation	Lancaster, PA	FULT
Investors Bancorp, Inc.	Short Hills, NJ	ISBC
NBT Bancorp, Inc.	Norwich, NY	NBTB
Northwest Bancshares, Inc.	Warren, PA	NWBI
Park National Corporation	Newark, OH	PRK
Provident Financial Services, Inc.	Jersey City, NJ	PFS
S&T Bancorp, Inc.	Indiana, PA	STBA
Signature Bank	New York, NY	SBNY
Susquehanna Bancshares, Inc.	Lititz, PA	SUSQ
United Bankshares, Inc.	Charleston, WV	UBSI
Valley National Bancorp	Wayne, NJ	VLY
Webster Financial Corporation	Waterbury, CT	WBS

In addition to the peer group, Towers Watson used its own industry survey, the Towers Watson 2013 Financial Services Executive Compensation Survey, which reflects data from 76 banks and is size-adjusted for banks approximately our asset size.
Data and competitive perspective were assessed by component (e.g., base salary, annual cash incentives, and long-term equity incentives) and in aggregate to provide a comprehensive review of total compensation. The relationship between pay and performance between National Penn and the peer group was also analyzed. Data from Towers Watson’s analysis was used to assess the effectiveness of the current compensation program in meeting desired objectives, as well as to develop total compensation guidelines and serve as a reference for decisions going forward.
In addition, in the interest of keeping current with emerging market awareness, the committee receives and reviews other available information on executive compensation practices, executive compensation trends, industry trends, pay levels and regulatory updates throughout the year. Such sources range from reviewing available compensation surveys and databases to attending industry meetings. While benchmarking relative to peers is important to the committee’s analysis of the compensation of our executives, it is based on historical data and may not in all cases represent best practice going forward. Such data, while a helpful resource, are not meant to supplant the committee’s review of National Penn executives’ performance, internal pay equity information and other market information, all of which the committee believes are necessary when making compensation decisions. Thus, the committee retains discretion to set compensation levels that are higher or lower than targeted “market” benchmarks.
Role of Executives in Establishing Compensation
During 2013, our CEO worked with the committee in designing and implementing National Penn’s compensation programs for all executive officers, excluding himself. His role included:

•	Recommending performance targets, goals and objectives;

•	Evaluating executive performance;

•
Advising and consulting with the committee regarding corporate titles, base salaries, annual incentive plan categories, long-term incentive compensation awards, general awards and employment terms for executives; and

•	Providing background information for committee meeting agenda items.

In 2013, our CEO generally attended committee meetings, but was not present during executive sessions of the committee when matters related to him were discussed. Periodically, National Penn’s Chief Financial Officer, Chief Risk Officer and Chief Banking Officer also attended committee meetings in order to keep the committee informed with regard to National Penn’s financial position and risk balancing activities that may affect compensation decisions. In addition, National Penn’s Corporate Secretary/Chief Legal Officer generally attended committee meetings to provide reports, information and advice about agenda topics.
Philosophy and Strategy of Executive Compensation
Overall Objective
The overall executive compensation philosophy and strategy at National Penn is to provide a total compensation package that is balanced and competitive in the external market and correlates to National Penn’s strategic business plan. The package is also intended to compensate superior individual and corporate performance appropriately based on financial and strategic performance measures that increase longer-term shareholder value, all without encouraging excessive or undue risk-taking.
Benchmark References
As noted above, the committee regularly reviews and considers market and peer data as well as other available best practice information to facilitate their assessment of executive compensation and performance. The committee references several resources, including, but not limited to, peer group information, industry compensation surveys and industry performance data. These resources are used to assist the committee in assessing the competitiveness of current pay levels as well as to set compensation program guidelines.
Total Compensation Positioning and Mix
National Penn generally targets its total compensation package (both individual components and in the aggregate) to be competitive with market (i.e., to approximate the 50th percentile). While targets are set to provide competitive pay for meeting expected performance, actual pay levels (by component and in the aggregate) vary to reflect performance relative to goals and industry performance over both short- and long-term timeframes.

In the aggregate, the objective of National Penn’s total compensation program is to provide an appropriate “mix” and balance of fixed and variable (i.e., incentive/performance) compensation. The target mix of compensation will vary based on the executive’s role, and the actual mix will vary based on actual performance (e.g., in a year when no annual incentive is paid, the percentage of total compensation paid in salary will increase). The focus on mix is to ensure our total compensation program appropriately balances fixed versus variable compensation.
In general, the committee targets the following elements as a percentage of total direct compensation (salary plus target annual cash and long-term equity incentive) for its NEOs:

•	Base salary will comprise between 40% and 55%;

•	Target annual cash incentives will comprise between 20% and 30%; and

•	Long-term equity incentives will comprise between 20% and 30%.

The result is that approximately 60% of a Named Executive Officer’s total compensation will vary based on performance. The committee recognizes, however, that certain components of its NEOs’ 2013 actual compensation mix have slightly deviated from the target percentages discussed above. Going forward, the committee expects that the compensation mix will continue to trend toward having an increasing percentage of compensation tied to performance.
The following graphic illustrates the actual compensation mix for our CEO (individually) and the aggregate mix for the other NEOs for 2013. The percentages depicted below are derived from the aggregate value of cash compensation earned in 2013 and the grant date fair market value of equity compensation received in 2013, as reported in the Summary Compensation Table of this proxy statement.
NOTE: The category "Other Executive Benefits" as it appears in the Summary Compensation Table aggregates the value of certain additional benefits, such as the executives' 401(k) match, imputed value of life insurance benefits, automobile allowance, telephone allowance and costs to attend certain industry events. The value of these ancillary benefits has been excluded for purposes of illustrating the 2013 compensation mix.

Elements of Executive Compensation Agreements with Executives

Element	Description & Purpose	Other Features
Base Salary
The purpose of base salary is to provide competitive and fair compensation that reflects the position and the individual’s value to the organization based on National Penn’s business strategy. Base salary reflects fixed compensation that is the foundation for other compensation components (such as incentives and benefits). Executive base salaries at National Penn are to be structured and targeted “at market” or approximately 50th percentile for comparably sized financial services organizations. Actual salaries are set to reflect each executive’s individual role, contribution, experience and performance.
The committee reviews and determines executive salary levels annually.
Annual Cash Incentives
Awards under our Executive Incentive Plan are designed to motivate and compensate executives for the achievement of our annual business plan/objectives. Target award levels are set to be consistent with market practice (with National Penn positioned at the median), but actual award levels will vary from 0% to approximately 150% of target to reflect achievement of performance goals to hold executives accountable for corporate and individual performance. Company performance goals are tied primarily to financial performance measures as determined/approved by the committee and, where appropriate, individual performance goals that reflect each executive’s accountability for driving business success. All performance goals are periodically reviewed by the committee in order to ensure that they do not promote excessive or undue risk taking. Financial objectives may also include a measured comparison of how well National Penn performs versus its peer group. Objectives will have specific assigned levels of achievement for threshold, target and maximum performance.

The committee establishes the specific terms and conditions for the payment of annual cash incentive awards at the beginning of the applicable year. Additionally, the committee has discretion to consider unusual business factors and their resulting effect on corporate performance and adjust (upwards or downwards) in any award(s) granted.

Long-Term Equity Incentives
Awards under our Long-Term Equity Incentive Compensation Plan are intended to compensate executives for sustained long-term performance that is aligned with shareholder interests and to encourage employee retention through vesting schedules. We also expect our executives to own National Penn stock to ensure long-term perspectives and serve as a mitigating factor against any tendency towards excessive or undue risk taking. Long-term equity incentive awards may take a variety of forms, such as stock options and restricted stock grants. Levels and frequency of awards are determined by the committee and designed to reflect the executive’s level of responsibility and performance, competitive parameters and desired compensation philosophy and objectives. While initial grants are targeted to be competitive with market, actual award values will reflect National Penn’s actual long-term performance (through stock price appreciation and achievement of long-term performance goals). Service-based restricted stock awards can also be granted as appropriate to recognize performance and provide an ownership/retention focus. Long-term incentives have the capacity to be the largest component of executive compensation, if our performance and stock price exceed our expectations.

The committee evaluates and establishes the form, mix and terms of the long-term equity incentive awards annually. Additionally, the committee has discretion to consider unusual business factors and their resulting effect on corporate performance and adjust (upwards or downwards) any award(s) granted.

Executive Benefits & Perquisites
National Penn provides executives with a level of executive benefits and perquisites to remain competitive, retain key executives and address contribution caps that may be placed on their participation in several employee benefit programs (e.g., retirement contributions in a 401(k) plan). Perquisites are provided only where appropriate and where they facilitate job performance (e.g., automobile and telephone allowances).
Details on executive benefits and perquisites are included in footnote 2 to the Summary Compensation Table, which begins on page 26.

Agreements with Executives
An important aspect of overall executive employment relationships are employment and change-in-control agreements. These agreements are designed to promote stability and continuity of senior executives and ensure their interests are aligned with shareholders. Terms of these agreements consider marketplace practices and National Penn’s unique needs, and are tailored to the individual executive with a focus on retention and recruitment. Details on employment agreements and change-in-control agreements are included under “Employment, Change-in-Control and Other Agreements” on page 32. Please note that, in an effort to align the contracts for the Senior Executive Vice Presidents, on February 8, 2013, National Penn entered into an amendment to Mr. Hughes' employment agreement and also entered into an amended and restated employment agreement with Ms. Bodnyk. Under these amended agreements, neither Ms. Bodnyk nor Mr. Hughes is entitled to an excise tax gross-up in change-in-control situations.
Link Between Financial Performance and Executive Compensation
National Penn is committed to ensuring a strong correlation between pay and performance. The following graph shows the direct relationship between our financial performance and our CEO total compensation levels by comparing our return on average assets, or ROAA, to the total annual compensation for Mr. Fainor, since he was named CEO of National Penn in January 2010:

Scott Fainor's Total Compensation and National Penn Performance

(as measured by Return on Average Assets)

$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
-0.25%
-0.50%
-0.75%
-1.00%
2010
2011
2012
2013
$1,262,188
$1,797,104
$2,024,677
$2,183,514
0.23%
1.02%
1.17%
1.18%
Mr. Fainor's Tenure as CEO
Scott Fainor Total Compensation
Return on Average Assets

National Penn’s executive compensation philosophy and strategy is intended to be competitive and compensate executives commensurate with actual performance. Because a significant portion of our total compensation is performance-based (through annual cash and long-term equity incentives), we expect our compensation will vary on an annual basis, but evolve over the long-term to align with our performance relative to our business strategy, peers and the financial services industry overall. We believe our total compensation program provides an appropriate balance that enables National Penn to ensure proper pay-performance alignment and reduces the potential that our plans might motivate excessive or undue risk taking. Our program balances:

•	Short-term and long-term performance;

•	Company and individual performance;

•	Quantitative/financial performance and qualitative/discretionary performance; and

•	Absolute performance (our internal goals) and relative performance (compared to industry).

When corporate performance exceeds National Penn’s objectives and peer performance, total compensation is intended to be above market median. In years where short-term performance goals are not achieved or fall below expectations, total compensation will be below market median. Over a long-term horizon, total compensation should reflect the level of sustained performance achieved by National Penn.
All of the components are balanced, integrated and designed to provide a total compensation environment that will enhance the executives’ relationship with National Penn and support the growth of overall shareholder value.

Executive Compensation Decisions
In this section, we discuss decisions made by the committee over the course of 2013 regarding the compensation of our 2013 NEOs. When considering various factors relative to the committee’s decisions, no specific formula was applied to determine the weight of each factor. Rather, the committee exercised its discretion and judgment when considering each factor and all factors, taken collectively.
Base Salary
2013 Base Salary Determinations. Messrs. Fainor, Hughes, Ellsworth and Ms. Bodnyk did not receive base salary increases for 2013. On December 18, 2012, the committee approved an increase in David Kennedy’s base salary for 2013 from $300,000 to $340,000. The committee approved Mr. Kennedy’s new base salary in consideration of his performance, as evaluated by Mr. Fainor, and his promotion to Senior Executive Vice President and Chief Banking Officer.
Executive Incentive Plan
The Executive Incentive Plan provides the opportunity for annual cash incentives to be awarded to executive officers based on annual company and individual performance goals. With input from our CEO, we annually review all components of the plan, including participation, performance measures, award levels and all other administrative features. At the beginning of the year, we approve performance parameters and award schedules for the upcoming year. National Penn’s parameters may be one or more financial or other performance measures established by National Penn and not mandated by the plan.
2013 Plan Year Goals and Results. In January 2013, the committee approved the company performance goals, targets and award schedule for the 2013 plan year. For the 2013 plan year, the Executive Incentive Plan had three categories of participants:

•	Category A included only our CEO, Mr. Fainor, and had the highest award potential;

•	Category AA included our Chief Financial Officer, Mr. Hughes, our Chief Risk Officer, Ms. Bodnyk, and our Chief Banking Officer, Mr. Kennedy; and

•	Category B included our other most senior executive officers with company-wide managerial responsibilities, which included, among others, Mr. Ellsworth.

Individual performance awards were based on the attainment of specific objectives established at the beginning of the year. For example, the committee established a unique set of individual performance objectives for Mr. Fainor, which relate to his role in driving National Penn’s achievement of certain growth, financial, governance and infrastructure objectives. In addition, a participant must be continuously employed through the award payment date to receive any award, except for death, disability, involuntary termination (not for cause) and retirement, in which case, any provided award will be prorated.

The committee established the following company performance goals:

•
Financial Objectives include ranges of return on average assets (ROAA) and return on average tangible common equity (ROATCE), which are each weighted as 50% of the overall company performance criteria. While the committee has historically relied upon ROAA to determine achievement of company performance goals, ROATCE was newly introduced for 2013. The committee reasoned that ROATCE accurately reflects the relative strength of National Penn’s balance sheet and therefore may be relied upon to determine attainment of a portion of company performance goals.

•
Strategic Business Objectives include National Penn’s success relative to attainment of four other key strategic business objectives previously established by the Board at the end of 2012 and approved by the Board for the 2013 Strategic Plan. The 2013 Strategic Business Objectives are (1) grow revenue and core earnings power of the franchise (i.e., ROAA, revenue per full-time equivalent employee); (2) utilize strength of balance sheet (i.e., ROATCE); (3) sustain a strong, balanced risk management program; and (4) pursue an accretive acquisition. Although achievement of these strategic business objectives are not weighted for purposes of the overall company performance criteria, the committee considers the achievement of these objectives as an additional parameter for annual incentive awards.

The committee set the target levels for the financial objectives (i.e., ROAA, ROATCE) relating to potential 2013 Executive Incentive Plan awards, and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the performance goals was significant and reasonable given the business environment, risk and other related factors. In order to account for unforeseen external market factors, the committee also reserved the right to increase or decrease awards based on peer performance and to reduce awards if it determined that the company did not achieve its goals with regard to enterprise risk management for the year.
The award schedule for 2013 was based on three factors, the first two comprising the company performance award and the third being the individual performance award:

Company Performance Award Criteria
Performance Criteria	Threshold	Target	Maximum
1) Return on average assets (ROAA) (50% of company portion)	100%	1.12%	1.23%
2) Return on average tangible common equity (ROATCE) (50% of company portion)	9.07%	10.67%	11.74%
Participant Category	% of Base Pay if Threshold is Achieved	% of Base Pay if Target is Achieved	% of Base Pay if Maximum is Achieved
A	15%	50%	75%
AA	15%	45%	65%
B	15%	35%	50%

Individual Award Criteria
3) Based on the respective objectives established for each participant at the beginning of the plan year. Individual Performance - % of base pay in addition to % of base pay for Company Performance

Participant Category	Award as a % of Base Pay
A	Range 0% to 10% - Target 5%
AA	Range 0% to 10% - Target 5%
B	Range 0% to 10% - Target 5%

The following tables provide estimated incentive award payouts that each NEO would be eligible to receive, assuming achievement of the performance criteria (i.e., ROAA, ROATCE, and Individual Objectives) at each of the various levels of achievement (i.e., Threshold, Target and Maximum):

Projected Executive Incentive Plan Award Payouts at “MAXIMUM” Level of Achievement
Participant	Participant Category	Company Performance Award				Individual Performance Award*		Total Award at “MAXIMUM”
		ROAA		ROATCE
Scott Fainor	A	$281,250	(+)	$281,250	(+)	$75,000	(=)	$637,500
Michael Hughes	AA	$156,00	(+)	$156,000	(+)	$48,000	(=)	$360,000
Sandra Bodnyk	AA	$131,625	(+)	$131,625	(+)	$40,500	(=)	$303,750
David Kennedy	AA	$110,500	(+)	$110,500	(+)	$34,000	(=)	$255,000
H. Anderson Ellsworth	B	$62,500	(+)	$62,500	(+)	$25,000	(=)	$150,000
* For purposes of this “Maximum” projection, individual performance awards achieved at “Maximum” are considered to be granted at the maximum percentage allowable under the individual performance criteria for each participant (i.e., 10% of base pay for each of the NEOs).

Projected Executive Incentive Plan Award Payouts at “TARGET” Level of Achievement
Participant	Participant Category	Company Performance Award				Individual Performance Award**		Total Award at “TARGET”
		ROAA		ROATCE
Scott Fainor	A	$187,500	(+)	$187,500	(+)	$37,500	(=)	$412,500
Michael Hughes	AA	$108,000	(+)	$108,000	(+)	$24,000	(=)	$240,000
Sandra Bodnyk	AA	$91,125	(+)	$91,125	(+)	$20,250	(=)	$202,500
David Kennedy	AA	$76,500	(+)	$76,500	(+)	$17,000	(=)	$170,000
H. Anderson Ellsworth	B	$43,750	(+)	$43,750	(+)	$12,500	(=)	$100,000
** For purposes of this “Target” projection, individual performance awards achieved at “Target” are considered to be granted at the % of base pay for each participant’s respective category. (i.e., 5% for Mr. Fainor, 5% for category AA and category B participants).

Projected Executive Incentive Plan Award Payouts at “THRESHOLD” Level of Achievement
Participant	Participant Category	Company Performance Award				Individual Performance Award***		Total Award at “THRESHOLD”
		ROAA		ROATCE
Scott Fainor	A	$56,250	(+)	$56,250	(+)	$0	(=)	$112,500
Michael Hughes	AA	$36,000	(+)	$36,000	(+)	$0	(=)	$72,000
Sandra Bodnyk	AA	$30,375	(+)	$30,375	(+)	$0	(=)	$60,750
David Kennedy	AA	$25,500	(+)	$25,500	(+)	$0	(=)	$51,000
H. Anderson Ellsworth	B	$18,750	(+)	$18,750	(+)	$0	(=)	$37,500
*** For purposes of this “Threshold” projection, individual performance awards achieved at “Threshold” are considered to be granted at the minimum percentage allowable under the individual performance criteria for each participant (i.e., 0%).

2013 Award Payouts. In January 2014, the committee reviewed National Penn performance results for 2013 and determined that National Penn achieved adjusted ROAA of 1.18%, which exceeds the target performance level ROAA of 1.12%, but is below the maximum performance level ROAA of 1.23%. Similarly, the committee reviewed National Penn performance results and determined that National Penn achieved ROATCE of 11.36%, which exceeds the target performance level ROATCE or 10.67%, but is below the maximum performance level ROATCE of 11.74%. Based on materials provided by management, the committee determined that the four other strategic business objectives, also part of the company performance criteria, were attained. Accordingly, the committee approved company performance awards for the NEOs under the Executive Incentive Plan at an interpolated amount between target and maximum performance levels. In addition, the committee approved an individual performance award for Mr. Fainor under the Executive Incentive Plan of $65,000, as he completed substantially all of his personal performance goals. Each of the other NEOs received individual awards at the maximum level. In order to continue to provide incentives for improved performance, the committee has resolved to increase achievement levels for the 2014 return on average assets and return on average tangible common equity criteria and pursue similar business objectives in 2014, for example, grow revenue and core earnings power of the franchise, utilize strength of balance sheet, sustain a strong and balanced risk management culture, and pursue accretive acquisitions and/or other actions to effectively deploy capital.
Risk Balancing Features
Beginning in 2011, National Penn’s incentive-based compensation plans feature a “clawback” policy. The clawback policy provides that all incentive-based compensation, other than time-vested equity compensation and discretionary bonuses, that is earned after the effective date of the policy shall be subject to repayment if it is paid to an executive in the three-year period preceding any date on which National Penn is required to disclose a restatement of its financial statements due to material noncompliance with financial reporting requirements under the federal securities laws or as a result of misconduct. Repayment under the clawback policy is limited to the amount of incentive-based compensation that exceeds the amount of such compensation which would have been paid to such executive if the financial statements had been originally filed in their restated form. All violations of the clawback policy must be promptly reported to the committee.
In addition, National Penn’s incentive-based compensation plans work in concert with National Penn’s employee stock ownership guidelines, which seek to reinforce the importance of aligning the financial interests of National Penn’s executive officers with those of its shareholders. Under the minimum stock ownership guidelines, National Penn’s CEO is required to own National Penn equity interests with an aggregate value equal to three times base salary; a Senior or Group Executive Vice President is required to own National Penn equity interests with an aggregate value equal to two times base salary; and other executive officers who are designated as participants within category B of the Executive Incentive Plan are required to own National Penn equity interests with an aggregate value equal to one times base salary. All of National Penn’s NEOs own more than the required number of shares.
Furthermore, responding to concerns of institutional investors generally, National Penn adopted a pledging policy effective October 22, 2013, introducing limits on the amount that an executive may pledge and excluding pledged shares from those counted toward satisfaction of company stock ownership guidelines. The limits in the policy prohibit executive officers from pledging any National Penn stock in excess of the lesser of (i) 50,000 shares or (ii) 10% of the total shares of stock held by that officer.
Lastly, per National Penn's Code of Conduct, hedging of National Penn stock and similar transactions are not permitted.
Long-Term Incentive Compensation Plan
On April 25, 2005, the shareholders approved National Penn’s Long-Term Incentive Compensation Plan (the “2004 Plan”) that provided equity awards generally intended to align the interests of our executives and our shareholders and to encourage executive ownership of our stock. See “Philosophy and Strategy of Executive Compensation - Elements of Executive Compensation” above in this CD&A. Awards under the 2004 Plan also are made to maintain the level of incentive deemed necessary to retain key employees, maintain employee morale and achieve future business and financial objectives. The committee also considers, among other factors, the value of awards made in prior years and the advice and recommendations of its CEO, where appropriate. See “Role of Executives in Establishing Compensation” above.
In January 2013, the committee made incentive compensation awards to various National Penn officers and directors, including each the 2013 NEOs, in the form of service-based restricted stock under the 2004 Plan. Mr. Fainor received an award of 86,382 shares; Mr. Hughes received an award of 49,289 shares; Ms. Bodnyk received an award of 43,598 shares; Mr. Kennedy received an award of 30,996 shares; and Mr. Ellsworth received an award of 10,000 shares. These shares of restricted stock will vest in 25% increments over four years on each anniversary of the date of grant, provided that the grantee performs substantial services for National Penn during such time or if earlier, upon his or her death or disability, or if National Penn experiences a change-in-control event. In making these grants, the committee considered multiple factors, which included, but were not limited to, overall financial performance on both relative and absolute bases, individual performance, compensation pay mix for 2013 and compliance with National Penn’s stock ownership guidelines.
In accordance with the terms of the 2004 Plan, no awards may be granted thereunder on or after December 1, 2014. In order to enable National Penn to continue to align the interests of our executives and our shareholders and to encourage executive ownership of our stock, the Board of Directors is submitting the National Penn Bancshares, Inc. 2014 Long-Term Incentive Compensation Plan (the “2014 Plan”) to the shareholders for approval. The Board of Directors approved the 2014 Plan on January 22, 2014, subject to approval by the shareholders at the meeting.
In efforts to follow best market practice and allow National Penn shareholders to have a regular say on the equity plan, we have limited the new share reserve under the 2014 Plan to cover approximately five years of annual equity grants. Such limited reserve is expected to allow National Penn to meet our equity needs, while managing potential shareholder dilution levels.
The provisions of the 2014 Plan are substantially similar to the provisions of the expiring 2004 Plan. The 2014 Plan varies in substance from the expiring 2004 Plan as follows:

•	Revised the definition of change in control to reflect a 30% threshold for change in beneficial ownership of the combined voting power of National Penn’s securities.

•
Clarified that the committee may provide in an award agreement that the underlying award shall not vest immediately upon a change in control or shall vest only upon certain terminations of employment following a change in control.

•	Introduced a prohibition on repricing of SARs and a provision to prohibit the exchange of an option or SAR for another award or for cash.

•	Removed provisions that permit liberal share recycling.

•
Added a provision that states that dividends and dividend equivalents may not be paid with respect to performance-based awards until such time as the performance goals are satisfied and the awards are earned.

•	Clarified that a performance period can be no less than one (1) year.

•	Revised the committee’s amendment authority to prohibit only amendments that adversely alter or impair an outstanding award (without consent of the affected participant).

•
Introduced a provision that includes in the number of shares available under the 2014 Plan the shares that remain available under the 2004 Plan, and shares subject to awards under the 2004 Plan that are forfeited or otherwise would become available again for awards under the 2014 Plan. The net result is that no new grants can be made under the 2004 Plan.

•	Added a provision that states that awards denominated in shares but paid in cash pursuant to their terms would not be counted against the share limit.

•	Added a provision that states that restricted stock and RSUs (other than restricted stock and RSUs with performance-based vesting) will not fully vest in less than three (3) years.

•	Added a provision that permits RSUs to be settled in cash.

•
Added payment provisions with respect to RSUs and performance awards to ensure documentary compliance with Section 409A and added a provision to clarify that the committee and National Penn will have no liability with respect to any penalties relating to Section 409A.

The 2014 Plan will become effective on the date it is approved by the shareholders. The 2014 Plan will replace the 2004 Plan, which effectively expires in connection with the adoption of the 2014 Plan, if approved by shareholders (Proposal 2).
Tax Considerations
The committee considers the potential effects of Section 162(m) of the Code on the compensation paid to certain of the National Penn’s executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1,000,000 in any taxable year for certain executive officers, unless such is “qualified performance-based compensation.” Neither the annual cash incentive awards under the Executive Incentive Plan nor the time-based restricted stock awards under the Long-Term Equity Incentive Compensation Plan comply with Section 162(m) guidelines.
“Say-on-Pay” Vote
During the 2013 proxy season, the vast majority of public companies received shareholder support for their executive pay programs. Accordingly, the applicable shareholder advisory vote on executive compensation required by section 14A of the Exchange Act (i.e., the “Say-on-Pay” Votes) was approved by most public companies. This group included National Penn, which received 95.8% shareholder support for its 2013 “Say-on-Pay” Vote. The committee considered the 2013 favorable “Say-on-Pay” vote results to be a general endorsement of the current executive compensation program in its deliberations on the executive compensation program for 2013.
Summary
The committee believes that National Penn’s executive compensation program is well balanced among the several components, with performance measures that support National Penn’s goals, objectives and strategies. The level of awards in the incentive components is competitive in the marketplace, and the other elements of the executive’s compensation relationship with National Penn, such as an employment agreement or change-in-control agreement, are structured to be mutually beneficial to National Penn’s shareholders and to the respective executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes total compensation for National Penn’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2013.
SUMMARY COMPENSATION TABLE
(For fiscal year ended December 31, 2013)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan ($)	Change in Pension Value and Non-Qualified Deferred Earnings ($)	All Other (2) ($)	Total ($)
Scott V. Fainor	2013	750,000	0	849,999	0	547,333	(697)	36,879	2,183,514
President & Chief	2012	750,000	0	600,001	0	637,500	956	36,220	2,024,677
Executive Officer of	2011	750,000	0	375,000	0	637,500	1,383	33,221	1,797,104
National Penn and
National Penn Bank
Michael J. Hughes	2013	480,002	0	485,004	0	318,956	0	29,054	1,313,016
Senior Executive Vice	2012	480,002	0	359,999	0	360,001	0	27,816	1,227,818
President & Chief	2011	480,002	0	216,000	0	360,000	0	31,600	1,087,602
Financial Officer
Sandra L. Bodnyk	2013	405,001	0	429,004	0	269,119	(501)	28,368	1,130,991
Senior Executive Vice	2012	405,001	0	303,996	0	303,751	1,071	27,391	1,041,210
President & Chief	2011	405,001	0	182,250	0	303,751	1,584	25,118	917,704
Risk Officer
David B. Kennedy	2013	340,000		305,001	0	224,905	(712)	23,766	892,960
Senior Executive Vice	2012	300,000	0	179,995	0	180,000	946	15,138	676,079
President & Chief	2011	300,000	0	75,000	0	181,703	1,363	19,191	577,257
Banking Officer
H. Anderson Ellsworth	2013	250,001	0	98,400	0	125,000	1,137	30,101	504,639
Group Executive Vice	2012	250,001	0	87,498	0	125,000	5,884	27,387	495,770
President, Chief Legal	2011	250,001	0	62,498	0	125,000	8,600	39,819	485,918
Officer & Secretary

(1)	Amounts reported are grant date fair values.

(2)	Amounts reported for each individual are as follows:

Name	Year	Company “Match” for 401(k) Plan ($)	Company Profit-Sharing Contribution to 401(k) for Prior Year ($)	Imputed Value of Life Insurance Benefits ($)	Automobile Allowance ($)	Company “Match” in Payout of Previous Mandatory Deferral Amounts ($)	Other ($)	Total ($)
Scott V. Fainor	2013	9,175	15,000	704	12,000	N/A	0	36,879
	2012	8,516	15,000	704	12,000	N/A	0	36,220
	2011	8,234	10,603	704	12,000	N/A	1,680	33,221
Michael J. Hughes	2013	9,175	9,600	1,316	8,400	N/A	563	29,054
	2012	8,500	9,600	1,316	8,400	N/A	0	27,816
	2011	12,793	7,765	1,316	8,400	N/A	1,326	31,600
Sandra L. Bodnyk	2013	9,175	8,100	2,020	8,400	N/A	673	28,368
	2012	8,511	8,100	2,020	8,400	N/A	360	27,391
	2011	8,239	6,265	2,020	8,400	N/A	194	25,118
David B. Kennedy	2013	7,781	6,000	704	8,400	N/A	881	23,766
	2012	0	6,034	704	8,400	N/A	0	15,138
	2011	4,658	4,977	704	8,400	N/A	452	19,191
H. Anderson Ellsworth	2013	10,154	5,000	3,886	8,400	2,592	69	30,101
	2012	8,413	5,000	2,020	8,400	3,554	0	27,387
	2011	6,664	3,788	2,020	8,077	19,076	194	39,819

Grants of Plan-Based Awards Table

The following table shows information regarding grants for 2013 of plan-based awards to Messrs. Fainor, Hughes, Kennedy and Ellsworth and Ms. Bodnyk.
GRANTS OF PLAN-BASED AWARDS
(For fiscal year ended December 31, 2013)

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: No. of Shares of Stock or Units (i)(2) (#)	All Other Options Awards: No. of Securities Underlying Options (j) (#)	Exercise of Base Price of Option Awards (k) ($/Sh)	Grant Date Fair Value Stock and Option Awards ($)
		Threshold (c) ($)	Target (d) ($)	Maximum (e) ($)	Threshold (f) ($)	Target (g) ($)	Maximum (h) ($)
Scott V. Fainor	1/22/13 1/22/13	112,500	375,000	562,500				86,382			849,999
Michael J. Hughes	1/22/13 1/22/13	72,000	216,000	312,000				49,289			485,004
Sandra L. Bodnyk	1/22/13 1/22/13	60,750	182,250	263,250				43,598			429,004
David B. Kennedy	1/22/13 1/22/13	51,000	153,000	221,000				30,996			305,001
H. Anderson Ellsworth	1/22/13 1/22/13	37,500	87,500	125,000				10,000			98,400

(1)
Amounts reported are the following percentages of the individual’s base salary at year-end 2013, based solely on achievement of National Penn’s company-wide financial performance goals for 2013 (i.e., return on average assets and return on tangible common equity targets). These goals were established by the committee under National Penn’s Executive Incentive Plan in January 2013 - Mr. Fainor: 15%, 50% and 75%; Mr. Hughes, Ms. Bodnyk and Mr. Kennedy: 15%, 45% and 65%; and Mr. Ellsworth: 15%, 35% and 50%.

Additional amounts up to 10% of base salary could be awarded to Mr. Fainor based on the committee’s subjective assessment of individual performance in 2013. Additional amounts up to 10% of base salary could be awarded to Messrs. Hughes, Kennedy and Ellsworth and Ms. Bodnyk based on the committee’s subjective assessment of individual and business unit performance in 2013.
For further information on the Executive Incentive Plan, see the “Compensation Discussion & Analysis” section of this proxy statement.

(2)	For information on the terms and conditions of these awards, see the “Compensation Discussion & Analysis” section of this proxy statement.

Outstanding Equity Awards at Year-End Table

The following table shows information on outstanding equity awards as of December 31, 2013 held by Messrs. Fainor, Hughes, Kennedy and Ellsworth and Ms. Bodnyk.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
(As of December 31, 2013)

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	No. of Securities Underlying Unexercised Options Exercisable (#)	No. of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (8) ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott V. Fainor	257,499 (1)			16.02	05/06/14	86,382 (10)	978,708
	41,200 (1)			15.38	01/24/15	51,136 (9)	579,371
	15,450 (1)			16.08	01/23/16	7,000 (5)	79,310
	10,300 (1)			15.92	01/26/17
	16,000	4,000 (2)		6.88	03/23/19

Michael J. Hughes		40,000 (3)		5.60	09/30/19	49,289 (10)	558,444
		8,000 (4)		5.60	09/30/19	30,681 (9)	347,616

Sandra L. Bodnyk	10,300 (1)			16.02	05/06/14	43,598 (10)	493,965
	7,725 (1)			15.38	01/24/15	25,908 (9)	293,538
	7,725 (1)			16.08	01/23/16	2,500 (5)	28,325
	5,150 (1)			15.92	01/26/17
	7,000	1,750 (2)		6.88	03/23/19

David B. Kennedy	25,750 (1)			16.02	05/06/14	30,996 (10)	351,185
	7,725 (1)			15.38	01/24/15	15,340 (9)	173,802
	7,725 (1)			16.08	01/23/16	5,178 (7)	58,667
	3,090 (1)			15.92	01/26/17	4,166 (6)	47,201
	4,000	1,000 (2)		6.88	03/23/19	850 (5)	9,631

H. Anderson Ellsworth	1,327			21.49	01/02/15	10,000 (10)	113,300
	4,244			19.45	01/01/16	7,457 (9)	84,488
	5,665			19.97	01/04/17	4,315 (7)	48,889
	6,500			15.13	01/03/18	2,000 (6)	22,660
		700 (2)		6.88	03/23/19	850 (5)	9,631

(1)	These stock options were issued in substitution for outstanding KNBT Bancorp, Inc. stock options in accordance with the merger agreement dated September 6, 2007 between National Penn and KNBT.

(2)	These stock options vest at the annual rate of 20% of the total original grant amount, with remaining vesting date of February 23, 2014.

(3)	These stock options vest on August 31, 2016.

(4)	These stock options vest at the annual rate of 20% of the total original grant amount, with remaining vesting date of August 31, 2014.

(5)	These shares of restricted stock vest after completion of five years of service on February 23, 2014.

(6)	These shares of restricted stock vest at the annual rate of 20% of the total original grant amount with remaining vesting dates of February 1, 2014 and 2015.

(7)	These shares of restricted stock vest at the annual rate of 20% of the total original grant amount, with remaining vesting dates of January 24, 2014, 2015 and 2016.

(8)	Pursuant to SEC disclosure rules, the amount listed is the number of shares subject to the award multiplied by the closing market price as of December 31, 2013 ($11.33).

(9)	These shares of restricted stock vest at the annual rate of 25% of the total original grant amount, with vesting dates of January 23, 2014, 2015 and 2016.

(10)	These shares of restricted stock vest at the annual rate of 25% of the total original grant amount, with vesting dates of January 22, 2014, 2015, 2016 and 2017.

Option Exercises and Stock Vested

OPTION EXERCISES AND STOCK VESTED
(As of December 31, 2013)
The following table shows information on the exercise of stock options and the vesting of restricted stock during the year 2013 for Messrs. Fainor, Hughes, Kennedy and Ellsworth and Ms. Bodnyk.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting (1) ($)
Scott V. Fainor	0	0	17,046	166,369
Michael J. Hughes	8,000	38,320	10,228	99,825
Sandra L. Bodnyk	0	0	8,637	84,297
David B. Kennedy	0	0	8,923	87,400
H. Anderson Ellsworth	700	2,408	4,924	48,245

(1)	Represents the total market value of the common shares on the date of vesting.

Pension Benefits Table

The following table shows information on pension and supplemental non-qualified retirement benefits for Messrs. Fainor, Hughes, Kennedy and Ellsworth and Ms. Bodnyk.
PENSION BENEFITS
(For fiscal year ended December 31, 2013)

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	No. of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Scott V. Fainor	Defined Benefit Pension Plan (1)	1.75	6,058	0
Michael J. Hughes	Defined Benefit Pension Plan (1)	0	0	0
Sandra L. Bodnyk	Defined Benefit Pension Plan (1)	1.75	9,664	0
David B. Kennedy	Defined Benefit Pension Plan (1)	1.75	5,783	0
H. Anderson Ellsworth	Defined Benefit Pension Plan (1)	5.50	69,283	0

(1)
National Penn has a non-contributory, defined benefit pension plan generally covering employees of National Penn and its subsidiaries who have reached 20½ years of age and completed 1,000 hours of service. The plan provides retirement benefits under pension trust agreements. The benefits are based on years of service and the employee’s compensation during the highest five consecutive years during the last ten consecutive years of employment. Effective April 1, 2006, National Penn amended the plan to provide a formula capping the maximum annual participating salary at $50,000. Effective March 31, 2010, National Penn curtailed the plan whereby no additional service will accumulate for vested participants. Unvested participants still could meet the five-year vesting requirement to earn a benefit.

Non-Qualified Deferred Compensation Table

Messrs. Fainor, Hughes, Kennedy and Ms. Bodnyk had no reportable deferred compensation in 2013. Mr. Ellsworth received deferred compensation, plus accrued interest, paid out in January 2013 under the Executive Incentive Plan for plan year 2007. When paid out, this amount was "matched" 100% by National Penn, as provided in the Plan, for a total payment of $5,020.

Employment, Change-in-Control and Other Agreements

Scott V. Fainor. Mr. Fainor, President and Chief Executive Officer and director of National Penn and National Penn Bank, has an employment agreement with National Penn and National Penn Bank, dated as of January 28, 2008, as amended on January 27, 2010.
Mr. Fainor’s employment agreement provides that Mr. Fainor shall serve in his current executive position through December 31, 2016, with automatic one-year extensions annually on December 31, unless either National Penn or Mr. Fainor elects not to extend the agreement or unless the agreement is terminated. Such automatic extensions will cease in the year in which Mr. Fainor reaches the age of 65.
As of December 31, 2013, Mr. Fainor’s annual base salary was $750,000. Mr. Fainor is eligible for annual merit salary increases and is entitled to participate in an equitable manner with all other executive officers in discretionary bonuses authorized by the Board of Directors of National Penn or National Penn Bank and in all health insurance and benefit plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally. Mr. Fainor is also entitled to an automobile allowance of at least $1,000 per month.
Mr. Fainor’s employment agreement also contains a change-in-control benefit that is payable if a change-in-control of National Penn occurs during the term of Mr. Fainor’s employment agreement, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of his employment). This benefit would be a lump sum cash payment equal to 150% of his average taxable income (exclusive of certain earlier payments that relate to the KNBT merger) over the five years preceding the year in which the change-in-control occurs, plus the additional amount, if any, necessary to cover any excise tax payable as a result of these change-in-control payments and any resulting federal and state income taxes.
A change-in-control is deemed to have occurred if:

•	Any person or group acquires ownership of stock of National Penn that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of National Penn;

•	Any person or group acquires ownership of stock of National Penn possessing 30% or more of the total voting power of National Penn’s securities then outstanding;

•
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election; or

•
Any person or group acquires assets from National Penn or National Penn Bank that have a total gross fair market value equal to 40% or more of the total gross fair market value of all of the assets of National Penn or National Penn Bank, as the case may be, immediately prior to such acquisition or acquisitions.

National Penn may terminate Mr. Fainor’s employment agreement at any time with or without cause (as defined in the agreement). The employment agreement may also be terminated by Mr. Fainor at any time or by him for good reason (as defined in the agreement).
The employment agreement will also terminate by its terms upon Mr. Fainor’s disability or death. The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.
For information on potential payments to, and benefits for, Mr. Fainor upon termination of employment or after a change-in-control of National Penn followed by a triggering event, see “Potential Payments Upon Termination of Employment or After a Change-in-Control.”

Michael J. Hughes. Mr. Hughes, National Penn’s Senior Executive Vice President and Chief Financial Officer, has an employment agreement with National Penn and National Penn Bank, dated August 12, 2009, as amended on February 8, 2013. Under this agreement, he shall serve in this position through August 30, 2015, with one-year extensions to the full term added one year in advance of the end of such term, unless his employment agreement is terminated. Such automatic extensions will cease in the August that follows Mr. Hughes reaching the age of 63.
As of December 31, 2013, Mr. Hughes’ annual base salary was $480,000. Mr. Hughes is eligible for annual merit salary increases, is entitled to participate in National Penn’s annual Executive Incentive Plan and is eligible for long-term incentive compensation awards. He is entitled to participate in all health insurance and benefit plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally. Mr. Hughes is also entitled to life insurance coverage and long-term disability coverage paid for by National Penn and the receipt of an automobile allowance.
Mr. Hughes’ employment agreement contains a change-in-control benefit that is payable if a change-in-control of National Penn occurs during the term of Mr. Hughes’ employment agreement, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of his employment). This benefit would be a lump sum cash payment equal to 200% of the sum of his base salary in effect immediately prior to the change-in-control event and his average cash bonus over the most recent three years (excluding 2010). Events that may constitute a change-in-control are substantially the same as those described above in the discussion of Mr. Fainor’s employment agreement.
National Penn may terminate Mr. Hughes’ employment agreement at any time with or without cause (as defined in the agreement). If Mr. Hughes is terminated without cause, the terms of his employment agreement will remain in effect for two years following the date of such termination, which will result in salary continuation and the continuation of certain health and welfare benefits during such period. Following a voluntary termination of employment by Mr. Hughes, he is subject to a non-competition provision for the remaining term of his employment agreement that was in effect immediately prior to the voluntary termination. However, Mr. Hughes may elect to accept a position with another firm and terminate the non-competition provision, in which case the employment agreement and all payments otherwise to be made thereunder shall terminate. Mr. Hughes’ employment agreement also contains non-disclosure and non-solicitation provisions.
For information on potential payments to, and benefits for, Mr. Hughes upon termination of employment or after a change-in-control of National Penn followed by a triggering event, see “Potential Payments Upon Termination of Employment or After a Change-in-Control.”
Sandra L. Bodnyk. Ms. Bodnyk, National Penn’s Senior Executive Vice President and Chief Risk Officer, has an employment agreement with National Penn and National Penn Bank, dated as of January 28, 2008, which was amended and restated in an agreement dated February 8, 2013. Under this agreement, she shall serve in this position through February 7, 2017, with one-year extensions to the full term added one year in advance of the end of such term, unless the agreement is terminated. Such automatic extensions will cease in the February that follows Ms. Bodnyk’s 63rd birthday.
As of December 31, 2013, Ms. Bodnyk’s base salary was $405,000. Under her employment agreement, her salary is subject to review and is eligible for annual merit salary increases, but not decreases. Ms. Bodnyk is also entitled to participate in National Penn’s annual Executive Incentive Plan and is eligible for long-term incentive compensation awards. She is entitled to participate in all health insurance and benefit plans, group insurance, pension or profit-sharing plans or other plans providing benefits to National Penn employees generally. Ms. Bodnyk is also entitled to life insurance coverage and long-term disability coverage paid for by National Penn and the receipt of an automobile allowance.
Ms. Bodnyk’s employment agreement contains a change-in-control benefit that is payable if a change-in-control of National Penn occurs during the term of Ms. Bodnyk’s employment agreement, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of her employment). This benefit would be a lump sum cash payment equal to 200% of the sum of her base salary in effect immediately prior to the change-in-control event and her average cash bonus over the most recent three years (excluding 2010). Events that may constitute a change-in-control are substantially the same as those described above in the discussion of Mr. Fainor's employment agreement.

National Penn may terminate Ms. Bodnyk’s employment agreement at any time with or without cause (as defined in the agreement). If Ms. Bodnyk is terminated without cause, the terms of her employment agreement will remain in effect for two years following the date of such termination, which will result in salary continuation and the continuation of certain health and welfare benefits during such period. Following a voluntary termination of employment by Ms. Bodnyk, she is subject to a non-competition provision for the remaining term of her employment agreement that was in effect immediately prior to the voluntary termination. However, Ms. Bodnyk may elect to accept a position with another firm and terminate the non-competition provision, in which case the employment agreement and all payments otherwise to be made thereunder shall terminate. Ms. Bodnyk's employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.
For information on potential payments to, and benefits for, Ms. Bodnyk upon termination of employment or after a change-in-control of National Penn followed by a triggering event, see “Potential Payments Upon Termination of Employment or After a Change-in-Control.”
David B. Kennedy. Mr. Kennedy, National Penn’s Senior Executive Vice President and Chief Banking Officer, has a change-in-control agreement with National Penn and National Penn Bank, dated as of February 1, 2008, as amended on January 27, 2010. The agreement provides that if there is a change-in-control of National Penn during Mr. Kennedy’s employment, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of his employment), Mr. Kennedy may elect to receive a lump sum cash payment equal to 200% of his base salary in effect immediately prior to the effective date of the change-in-control and outplacement services for up to one year, the cost of which is not to exceed $7,500. As of December 31, 2013, Mr. Kennedy’s base salary is $340,000. Events that may constitute a change-in-control are substantially the same as those described above in the discussion of Mr. Fainor’s employment agreement.
H. Anderson Ellsworth. Mr. Ellsworth, National Penn’s Group Executive Vice President, Chief Legal Officer and Corporate Secretary, has a change-in-control agreement with National Penn and National Penn Bank, dated as of January 1, 2008, as amended on January 26, 2011. The agreement provides that if there is a change-in-control of National Penn during Mr. Ellsworth’s employment, followed by one or more “triggering events” (as defined in the agreement - generally, an adverse change in the terms of his employment), Mr. Ellsworth may elect to receive a lump sum cash payment equal to 200% of his base salary in effect immediately prior to the effective date of the change-in-control and outplacement services for up to one year, the cost of which is not to exceed $7,500. As of December 31, 2013, Mr. Ellsworth’s base salary is $250,000. Events that may constitute a change-in-control are substantially the same as those described above in the discussion of Mr. Fainor’s employment agreement.

Potential Payments Upon Termination of Employment or After a Change-in-Control

The following tables present information on the various payments and benefits that each of Messrs. Fainor, Hughes Kennedy and Ellsworth and Ms. Bodnyk would have been entitled to receive if his or her last day of employment with National Penn had been December 31, 2013 under the various circumstances presented. Resulting payments and benefits are described below.
Scott V. Fainor

Assuming one of the following events had occurred on December 31, 2013, Mr. Fainor’s payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2013	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change-in Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary not for “Good Reason”	34,615(1)	547,333(4)	71,200(5)	0(7)	6,058(9)	0	0	0	0	0
Voluntary for “Good Reason”	1,534,615(2)	547,333(4)	71,200(5)	0(7)	6,058(9)	2,104(11)	26,950(13)	3,52615)	1,395,384(18)	0
Involuntary Without “Cause”	1,534,615(2)	547,333(4)	89,000(6)	1,637,389(8)	6,058(9)	2,104(11)	26,950(13)	3,526(15)	1,395,384(18)	0
Involuntary for “Cause”	34,615(1)	0	0	0	6,058(9)	0	0	0	0	0
Permanent Disability	222,115(3)	547,333(4)	89,000(6)	1,637,389(8)	6,058(9)	Up to 20,000 per month(12)	3,369(14)	444(16)	3,000(19)	0
Death	34,615(1)	547,333(4)	89,000(6)	1,637,389(8)	5,420(10)	0	0	1,500,000(17)	0	0
Change-in-Control (with Adverse Employment Action)	34,615(1)	547,333(4)	89,000(6)	1,637,389(8)	6,058(9)	0	0	0	0	2,316,420(20)

(1)	Payment of base salary for time worked through the termination date, December 31, 2013.

(2)
The amount is: (i) the present value of payment of the highest annual rate of base salary achieved during the term of Mr. Fainor’s employment agreement (i.e., $750,000) for 24 months from the date of termination, namely, through December 31, 2015; and (ii) payment of base salary for time worked through the termination date, December 31, 2013.

(3)	The amount is: (i) payment of base salary in effect on December 31, 2013 through March 31, 2014; and (ii) payment of base salary for time worked through the termination date, December 31, 2013.

(4)	Mr. Fainor would have been paid the incentive plan cash award for 2013 of $547,333, in the discretion of the Compensation Committee.

(5)
This is a gain on exercise of vested stock options for 16,000 shares. In addition, there is no gain on exercise of other vested stock options for 324,449 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2013).

(6)
This is a $71,200 gain on exercise of vested stock options for 16,000 shares and a $18,000 gain on exercise of other unvested stock options for 8,000 shares, which would accelerate in their vesting due to the applicable termination event. In addition, there is no gain on the exercise of previously vested stock options for 324,449 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2013).

(7)
There is no gain with respect to the 7,000 shares of restricted stock granted in February 2009, the 51,136 shares of restricted stock granted in January 2012, or the 86,382 shares of restricted stock granted in January 2013, because all remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2013.

(8)
Gain with respect to the 7,000 shares of restricted stock granted in February 2009, 51,136 shares of restricted stock granted in January 2012, and 86,382 shares of restricted stock granted in January 2013, all of which would accelerate in their vesting due to the applicable termination event.

(9)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Fainor at December 31, 2013.

(10)	Death benefit that would have been provided by National Penn’s defined benefit pension plan.

(11)	Premium cost for long-term disability insurance through December 31, 2015.

(12)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).

(13)	Premium cost of medical and dental insurance through December 31, 2015.

(14)	Premium cost of medical and dental insurance through March 31, 2014.

(15)	Premium cost of group life insurance and supplemental term insurance through December 31, 2015.

(16)	Premium cost of group life insurance and supplemental term insurance through March 31, 2014.

(17)	Life insurance payment under National Penn’s life insurance program.

(18)
This amount is: (i) payment in an amount equal to the present value of the payments that Mr. Fainor would have received under any cash bonus or long-term or short-term cash incentive compensation plan maintained by National Penn if he had continued to be employed during the 24 months following his date of termination and had earned in each calendar year that ends during such 24 month period a bonus or incentive award that equals the highest annual bonus or incentive award paid to him during the preceding 36 calendar months; (ii) the present value of matching 401(k) contributions that Mr. Fainor would have received during the 24 month period following his date of termination had he made maximum contributions to the plan during that period; and (iii) up to $75,000 in reimbursements for all reasonable expenses incurred in connection with the search for new employment, such as outplacement agency services and relocation expenses.

(19)	Automobile allowance through March 31, 2014.

(20)
This amount is a severance payment equal to 1.5 times Mr. Fainor’s “Base Amount,” which is his average annualized income from National Penn and its predecessors includible in gross income for the five most recent taxable years ending before the change-in-control, excluding any income related to his previous KNBT merger change-in-control payment (i.e., for the years 2008 through 2012). Does not include the additional amount, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that can apply to change-in-control payments.

Michael J. Hughes

Assuming one of the following events had occurred on December 31, 2013, Mr. Hughes’ payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2013	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change-in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	22,154(1)	318,956(4)	0	0	0(7)	0	0	0	0	0
Involuntary Without “Cause”	982,157(2)	318,956(4)	275,040(5)	906,060(6)	0(7)	2,104(8)	0	2,627(11)	16,800(14)	1,680,005(16)
Involuntary for “Cause”	22,154(1)	0	0	0	0(7)	0	0	0	0	0
Permanent Disability	262,155(3)	318,956(4)	275,040(5)	906,060(6)	0(7)	Up to 20,000 per month(9)	6,620(10)	657(12)	4,200(15)	0
Death	22,154(1)	318,956(4)	275,040(5)	906,060(6)	0(7)	0	0	960,000(13)	0	0
Change-in-Control (with Adverse Employment Action)	22,154(1)	318,956(4)	275,040(5)	906,060(6)	0(7)	2,104(8)	0	2,627(11)	16,800(14)	1,680,005(17)

(1)	Payment of base salary for time worked through the termination date, December 31, 2013.

(2)	This amount is: (i) payment of base salary in effect on December 31, 2013 through December 31, 2015; and (ii) payment of base salary for time worked through the termination date, December 31, 2013.

(3)	This amount is: (i) payment of base salary in effect on December 31, 2013 through June 30, 2014; and payment of base salary for time worked through the termination date, December 31, 2013.

(4)	Mr. Hughes would have been paid the incentive plan cash award for 2013 of $318,956, in the discretion of the Compensation Committee.

(5)	This is a $275,040 gain on exercise of previously unvested stock options for 48,000 shares, which would accelerate in their vesting due to the applicable termination event.

(6)
Gain with respect to 30,681 shares of restricted stock granted in January 2012 and 49,289 shares granted in January 2013, which would accelerate in their vesting due to the applicable termination event.

(7)	Mr. Hughes was not a participant under the defined benefit pension plan as of December 31, 2013 and will not enter the plan because it has been closed to new participants.

(8)	Premium cost for long-term disability insurance through December 31, 2015.

(9)	Amounts payable after salary continuation payments until age 66 years and 4 months (as provided under National Penn’s group disability insurance policy).

(10)	Premium cost of medical insurance through June 30, 2014.

(11)	Premium cost of group life insurance through December 31, 2015.

(12)	Premium cost of group life insurance through June 30, 2014.

(13)	Life insurance payment under National Penn’s life insurance program.

(14)	Automobile allowance through December 31, 2015.

(15)	Automobile allowance through June 30, 2014.

(16)	Change-in-control payment occurs only if a change-in-control event occurs prior to January 1, 2015.

(17)
This amount is a severance benefit equal to 2.0 times Mr. Hughes’ “Base Amount,” which is the sum of his base salary in effect immediately prior to the change-in-control event and his average cash bonus over the most recent three years (excluding 2010).

Sandra L. Bodnyk
Assuming one of the following events had occurred on December 31, 2013, Ms. Bodnyk’s payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2013	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change-in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	18,692(1)	269,119(4)	38,938(5)	815,828(6)	9,664(7)	0	0	0	0	0
Involuntary Without “Cause”	828,694(2)	269,119(4)	38,938(5)	815,828(6)	9,664(7)	2,104(9)	0(11)	2,216(12)	0	1,417,504(16)
Involuntary for “Cause”	18,692(1)	0	0	0	9,664(7)	0	0	0	0	0
Permanent Disability	221,192(3)	269,119(4)	38,938(5)	815,828(6)	9,664(7)	Up to 20,000 per month(10)	0	554(13)	2,100(15)	0
Death	18,692(1)	269,119(4)	38,938(5)	815,828(6)	9,321(8)	0	0	810,000(14)	0	0
Change-in-Control (with Adverse Employment Action)	18,692(1)	269,119(4)	38,938(5)	815,828(6)	9,664(7)	2,104	0	2,216	0	1,417,504(17)

(1)	Payment of base salary for time worked through the termination date, December 31, 2013.

(2)
This amount is: (i) the payment of base salary in effect on December 31, 2013 through December 31, 2015; and (ii) payment of base salary for time worked through the termination date, December 31, 2013.

(3)	This amount is: (i) payment of base salary in effect on December 31, 2013 through March 31, 2014; and (ii) payment of base salary for time worked through the termination date, December 31, 2013.

(4)	Ms. Bodnyk would have been paid the incentive plan cash award for 2013 of $269,119, in the discretion of the Compensation Committee.

(5)
This is a $31,150 gain on exercise of vested stock options for 7,000 shares and a $7,785 gain on exercise of other unvested stock options for 1,750 shares, which would accelerate due to the applicable termination event. In addition, there is no gain on the exercise of other vested stock options for 30,900 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2013).

(6)
Gain with respect to 2,500 shares of restricted stock granted in February 2009, 25,908 shares of restricted stock granted in January 2012, and 43,598 shares granted in January 2013, all of which would accelerate in their vesting due to the applicable termination event.

(7)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Ms. Bodnyk at December 31, 2013.

(8)	Death benefit that would have been provided by National Penn’s defined benefit pension plan.

(9)	Premium cost for long-term disability insurance through June 30, 2015.

(10)	Amounts payable after salary continuation payments until age 66 (as provided under National Penn’s group disability insurance policy).

(11)	On December 31, 2013, Ms. Bodnyk was not participating in medical or dental insurance provided by National Penn. Accordingly, she would not have been entitled to any such continued coverage.

(12)	Premium cost of group life insurance through June 30, 2015.

(13)	Premium cost of group life insurance through March 31, 2014.

(14)	Life insurance payment under National Penn’s life insurance program.

(15)	Automobile allowance through March 31, 2014.

(16)	Change-in-control payment occurs only if a change-in-control event occurs prior to January 1, 2015.

(17)
This amount is a severance payment equal to 2.0 times Ms. Bodnyk’s “Base Amount,” which is the sum of her base salary in effect immediately prior to the change-in-control event and her average cash bonus over the most recent three years (excluding 2010).

David B. Kennedy

Assuming one of the following events had occurred on December 31, 2013, Mr. Kennedy’s payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2013	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change-in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	15,692(1)	224,905(3)	17,800(4)	0(6)	5,783(8)	0	0	0	0	0
Involuntary Without “Cause”	15,692(1)	224,905(3)	22,250(5)	640,485(7)	5,783(8)	0	0	0	0	0
Involuntary for “Cause”	15,692(1)	0	0	0	5,783(8)	0	0	0	0	0
Permanent Disability	100,692(2)	224,905(3)	22,250(5)	640,485(7)	5,783(8)	Up to 15,000 per month(10)	3,369(11)	233(12)	0	0
Death	15,692(1)	224,905(3)	22,250(5)	640,485(7)	5,095(9)	0	0	680,000(13)	0	0
Change-in-Control (with Adverse Employment Action)	15,692(1)	224,905(3)	22,250(5)	640,485(7)	5,783(8)	0	0	0	7,500(14)	680,000(15)

(1)	Payment of base salary for time worked through the termination date, December 31, 2013.

(2)	This amount is: (i) payment of base salary in effect on December 31, 2013 through March 31, 2014; and (ii) payment of base salary for time worked through the termination date, December 31, 2013.

(3)	Mr. Kennedy would have been paid the incentive plan cash award for 2013 of $224,905, in the discretion of the Compensation Committee.

(4)
This is a gain on exercise of vested stock options for 4,000 shares. There is no gain on exercise of other vested stock options for 44,290 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2013).

(5)
This is a $17,800 gain on exercise of vested stock options for 4,000 shares and a $4,450 gain on exercise of other unvested stock options for 1,000 shares, which would accelerate in their vesting due to the applicable termination event. There is no gain on the exercise of previously vested stock options for 44,290 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2013).

(6)	There is no gain with respect to 56,530 shares of restricted stock because they remain subject to applicable transfer restrictions that have not lapsed as of December 31, 2013.

(7)	Gain with respect to the 56,530 shares of restricted stock, which would accelerate in their vesting due to the applicable termination event.

(8)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Kennedy at December 31, 2013.

(9)	Death benefit that would have been provided by National Penn’s defined benefit pension plan.

(10)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn's group disability insurance policy).

(11)	Premium cost of medical and dental insurance through March 31, 2014.

(12)	Premium cost of group life insurance through March 31, 2014.

(13)	Life insurance payment under National Penn's life insurance program.

(14)	Mr. Kennedy is eligible to receive up to $7,500 in professional outplacement services.

(15)	This amount is a severance benefit equal to 2.0 times Mr. Kennedy's "Base Amount," which is his annual salary at the date of the change-in-control.

H. Anderson Ellsworth
Assuming one of the following events had occurred on December 31, 2013, Mr. Ellsworth's payments and benefits had an estimated value as follows:

	Salary Continuation	Incentive Plan Award for 2013	Gain on Exercise of Stock Options	Gain on Restricted Stock Awards	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance Coverage	Paid Life Insurance Coverage	Other Payments	Change- in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	11,539(1)	125,000(3)	3,115(4)	278,967(5)	69,283(6)	—	—	—	—	—
Involuntary Without “Cause”	11.539(1)	125,000(3)	3,115(4)	278,967(5)	69,283(6)	—	—	—	—	—
Involuntary for “Cause”	11,539(1)	—	—	—	69,283(6)	—	—	—	—	—
Permanent Disability	74,039(2)	125,000(3)	3,115(4)	278,967(5)	69,283(6)	Up to $12,500 per month(8)	2,736(9)	171(10)	—	—
Death	11,539(1)	125,000(3)	3,115(4)	278,967(5)	73,167(7)	—	—	500,000(11)	—	—
Change-in-Control (with Adverse Employment Action)	11,539(1)	125,000(3)	3,115(4)	278,967(5)	69,283(6)	—	—	—	7,500(12)	500,000(13)

(1)	Payment of base salary for time worked through the termination date, December 31, 2013.

(2)	This amount is: (i) payment of base salary in effect on December 31, 2013 through March 31, 2014; and (ii) payment of base salary for time worked through the termination date, December 31, 2013.

(3)	Mr. Ellsworth would have been paid the incentive plan cash award for 2013 of $125,000 in the discretion of the Compensation Committee.

(4)
This is a $3,115 gain on exercise of stock options for 700 shares, which would accelerate in their vesting due to the applicable termination event. There is no gain on the exercise of other vested stock options for 17,736 shares (each option’s exercise price exceeded the market price of National Penn common stock on December 31, 2013).

(5)	Gain with respect to 24,622 shares of restricted stock which would accelerate in their vesting due to the applicable termination event.

(6)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Ellsworth at December 31, 2013.

(7)	Death benefit that would have been provided by National Penn’s defined benefit pension plan.

(8)	Amounts payable after salary continuation payments until age 67 (as provided under National Penn’s group disability insurance policy).

(9)	Premium cost of medical and dental insurance through March 31, 2015.

(10)	Premium cost of group life insurance through March 31, 2015.

(11)	Life insurance payment under National Penn’s life insurance program.

(12)	Mr. Ellsworth is eligible to receive up to $7,500 in professional outplacement services.
(13)    This amount is a severance benefit equal to 2.0 times Mr. Ellsworth’s “Base Amount,” which is his current annual salary.

STOCK OWNERSHIP

Guidelines

To reinforce the importance of aligning the financial interests of National Penn’s directors and executive officers with those of its shareholders, the Nominating/Corporate Governance Committee has approved minimum stock ownership guidelines for National Penn’s directors, executive officers and certain other senior officers (a total of 26 officers).

Directors
For directors, these guidelines require an equity investment in National Penn stock of $200,000. Equity interests that count toward satisfaction of National Penn’s stock ownership guidelines include:

•	Shares owned outright by the director;

•	Shares owned jointly by the director and his or her spouse;

•	Shares owned outright by the director’s spouse;

•	Shares held in trust (to the extent for the benefit of the director);

•	Common stock units held by the director under the Directors’ Fee Plan;

•	Restricted stock or restricted stock units held by the director under the Long-Term Incentive Compensation Plan; and

•	Shares subject to exercisable stock options held by the director (to the extent of the “spread” on the exercisable options).
The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black‑Scholes value per share on the date of grant of that option. The spread on stock options cannot constitute more than one-half of the total dollar amount of a director’s equity investment calculated under these guidelines.
A director may not pledge any National Penn stock in excess of the lesser of (i) 50,000 shares or (ii) 10% of the total shares of stock held by that director, as computed under these guidelines. Pledged shares are not counted toward compliance with the stock ownership guidelines. Hedging of National Penn stock and similar transactions are not permitted under National Penn's Code of Conduct.
Upon initial appointment as a director, a person has three years from the effective date of appointment to achieve compliance with the amount required by these guidelines.
A director’s compliance with these guidelines will be considered in connection with the annual director performance evaluation.
The Nominating/Corporate Governance Committee monitors directors’ compliance with the stock ownership guidelines. At its meeting held in January 2014, the Committee confirmed that all directors have the required equity investment in National Penn.

Executive Officers
For executive officers and other covered senior officers, the guidelines are expressed in terms of the aggregate value of National Penn equity interests as a multiple of the officer’s base salary, as follows:

Officer	Stock Ownership Guideline
Chairman (if full-time executive), President and/or Chief Executive Officer	3 x base salary
Senior or Group Executive Vice President	2 x base salary
Other officers who are designated as participants within categories B and C of National Penn’s Executive Incentive Plan (as determined by the Compensation Committee)	1 x base salary

Equity interests that count toward satisfaction of National Penn’s stock ownership guidelines include:

•	Shares owned outright by the officer;

•	Shares owned jointly by the officer and his or her spouse;

•	Shares owned outright by the officer’s spouse;

•	Shares held in trust (to the extent for the benefit of the officer);

•	Shares held by the officer in the National Penn Capital Accumulation Plan (a 401(k) plan);

•	Shares held by the officer in the National Penn Employee Stock Purchase Plan;

•	Restricted stock or restricted stock units held by the officer under the Long-Term Incentive Compensation Plan; and

•	Shares subject to exercisable stock options held by the officer (to the extent of the "spread" on the exercisable options).
The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black‑Scholes value per share on the date of grant of that option. The spread on stock options cannot constitute more than one-half of the total dollar amount of an officer’s equity investment calculated under these guidelines.
An officer subject to these guidelines may not pledge any National Penn stock in excess of the lesser of (i) 50,000 shares or (ii) 10% of the total shares of stock held by that officer, as computed under these guidelines. Pledged shares are not counted toward compliance with the stock ownership guidelines. Hedging of National Penn stock and similar transactions are not permitted under National Penn's Code of Conduct.
Newly-hired or promoted officers who become subject to the stock ownership guidelines have up to five years to meet the guidelines. Upon subsequent appointment to a covered position with a higher ownership requirement, a person has three years from the effective date of that appointment to achieve compliance with the higher amount required by these guidelines. An officer’s compliance with these guidelines will be considered when decisions are made affecting the officer’s compensation, including changes in base salary and annual and/or long-term incentive compensation grants or awards.
The Nominating/Corporate Governance Committee monitors officers’ compliance with the stock ownership guidelines. At its meeting held in January 2014, the committee confirmed that all executive officers and other senior officers, except one senior officer, subject to the stock ownership guidelines have the required equity investment in National Penn.

Directors and Executive Officers

The following table shows certain information about the ownership of National Penn common shares by the directors, nominees for director and executive officers of National Penn as of February 27, 2014.

Name of Beneficial Owner	Aggregate Number of Shares of National Penn Common Stock (1)		Exercisable Options for National Penn Common Stock (2)	Common Stock Units Held Under National Penn Plans (3)	Percent of Class (4)
Directors and Nominees
Thomas A. Beaver	39,531	(5)	0	104,116	—
Scott V. Fainor	606,052	(6)	344,449	0	—
Jeffrey P. Feather	409,669	(7)	33,475	41,267	—
Donna D. Holton	76,009	(8)	33,475	41,267	—
Thomas L. Kennedy	173,735	(9)	5,665	41,267	—
Patricia L. Langiotti	48,386	(10)	2,652	41,267	—
Christian F. Martin IV	481,430	(11)	33,475	67,476	—
Michael E. Martin	18,882,172	(12)	0	17,258	13.57%
Natalye Paquin	13,764		0	38,985	—
R. Chadwick Paul Jr.	59,062	(13)	33,475	36,989	—
C. Robert Roth	57,799	(14)	2,652	38,097	—
Wayne R. Weidner	74,287	(15)	0	36,989	—
Other Named Executive Officers
Michael J. Hughes	311,681	(16)	0	0	—
Sandra L. Bodnyk	175,948	(17)	39,650	0	—
David B. Kennedy	116,493	(18)	49,290	0	—
H. Anderson Ellsworth	82,962	(19)	18,436	0	—
All Directors and Executive Officers as a Group (18 Persons)	21,618,875		598,594	504,978	15.54%

(1)	Unless otherwise indicated, sole voting and investment power is held by the named individual. Excludes Common Stock Units because actual shares are not issuable within 60 days of February 27, 2014.

(2)
Shares which may be acquired by exercise of vested options granted under National Penn stock compensation plans. Also includes shares which may be acquired by exercise of vested options granted in substitution for stock options of acquired companies, as provided in the acquisition agreements.

(3)
Common stock units stock credited under the Directors’ Fee Plan or restricted stock units credited under the Long-Term Incentive Compensation Plan (collectively, “Common Stock Units”). Common Stock Units will be converted to shares of National Penn common stock and paid out to individuals upon their termination of service or attaining age 65, in accordance with the terms of the respective Plans and the terms of the grants.

(4)
Unless otherwise indicated, amount owned does not exceed 1% of the total number of common shares outstanding as of February 27, 2014. Calculation is based on shares held and exercisable options and excludes Common Stock Units (see footnotes 1 and 3).

(5)	Includes 28,829 shares held jointly with spouse.

(6)
Includes 311,421 shares held jointly with spouse. Includes 50,000 shares pledged by Mr. Fainor to secure repayment of a line of credit from a lender not affiliated with National Penn. Includes 17,110 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(7)	Includes 100,940 shares held jointly with spouse.

(8)	Shares held jointly with spouse.

(9)	Includes 14,872 shares owned by spouse.

(10)	Includes 35 shares held jointly with spouse and 2,347 shares owned by spouse.

(11)
Includes 53,227 shares owned by spouse and 4,831 shares held in custody for daughter. Also includes 61,750 shares held indirectly by a corporation of which Mr. Martin is the majority shareholder; Mr. Martin disclaims beneficial ownership of these shares.

(12)
Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (together with Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership, “WP X”) is the holder of 18,882,172 shares of National Penn common stock. Warburg Pincus X L.P., a Delaware limited partnership (“WP X LP”), is the general partner of WP X; Warburg Pincus X LLC, a Delaware limited liability company (“WP X LLC”) is the general partner of WP X LP; Warburg Pincus Partners, LLC, a New York limited liability company (“WP Partners”) is the sole member of WP X LLC; and Warburg Pincus & Co., a New York general partnership (“WP”) is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company (“WP LLC”) manages WP X, and Messrs. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Managing Member and Co-President of WP LLC. Under applicable securities laws, as a Partner of WP and a Member and Managing Director of WP LLC, Michael E. Martin may be deemed to be the beneficial owner of the shares held by WP X. Pursuant to applicable securities laws, Michael E. Martin disclaims beneficial ownership of the shares held by WP X, except to the extent of his pecuniary interest in such shares.

(13)	Includes 27,957 shares held jointly with spouse and 205 shares held by spouse as custodian for son.

(14)	Includes 29,713 shares held jointly with spouse, 3,161 shares owned by spouse and 7,182 shares held in custody for his grandchildren.

(15)	Includes 3,860 shares held jointly with spouse.

(16)	Includes 10,000 shares held jointly with spouse.

(17)	Includes 16,730 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(18)	Includes 12,825 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(19)	Includes 2,476 shares held by spouse. Includes 17,429 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

Five Percent Shareholders
The following table shows individuals or groups known by National Penn to own more than 5% of its outstanding common shares as of February 27, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Shares
Warburg Pincus Private Equity X, L.P. 450 Lexington Avenue New York, NY 10017	18,882,172 (1)	13.57%
FMR LLC 245 Summer Street Boston, MA 02210	14,559,288 (2)	10.46%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	10,580,885 (3)	7.60%

(1)
Based on a Schedule 13D/A filed with the Securities and Exchange Commission on January 30, 2014, which reported beneficial ownership as of January 30, 2014. Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (together with Warburg Pincus X Partners, L.P., an affiliated Delaware limited partnership, “WP X”) is the holder of 18,882,172 shares of National Penn common stock. Warburg Pincus X, L.P., a Delaware limited partnership (“WP X LP”), is the general partner of WP X; Warburg Pincus X LLC, a Delaware limited liability company (“WP X LLC”) is the general partner of WP X LP; Warburg Pincus Partners LLC, a New York limited liability company (“WP Partners”) is the sole member of WP X LLC; and Warburg Pincus & Co., a New York general partnership (“WP”) is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company (“WP LLC”) manages WP X, and Messrs. Charles R. Kaye and Joseph P. Landy are each a Managing General Partner of WP and Managing Member and Co-President of WP LLC.

(2)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014, which reported beneficial ownership as of December 31, 2013 by FMR LLC, Fidelity Management & Research Company and Edward C. Johnson 3d.

(3)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2014, which reported beneficial ownership as of December 31, 2013 by BlackRock, Inc., BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Advisors (UK) Limited, BlackRock Investment Management (UK) Limited, and BlackRock Investment Management (Australia) Limited.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Related Party Transactions and Policies

During 2013, certain directors and officers of National Penn, and companies with which they are associated, conducted banking transactions in the ordinary course of business with National Penn Bank. Similar transactions with National Penn Bank may be expected in the future. All loans and loan commitments involved in such transactions were made under substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to National Penn. In the opinion of National Penn’s management, these transactions do not involve more than the normal risk of collectibility, nor do they present other unfavorable features. Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934, or the Exchange Act, and Federal Reserve Board Regulation O. As of December 31, 2013, outstanding loans to executive officers, directors and their affiliates represented 0.48% of shareholders’ equity in National Penn.
National Penn Bank’s Board of Directors is responsible for ensuring compliance with Regulation O, including its lending, record-keeping and reporting requirements and, to that end, has adopted and maintains a written Regulation O compliance policy. National Penn’s Chief Risk Officer and Chief Legal Officer are responsible for administration of the Regulation O compliance policy. They maintain a list of insiders (directors, executive officers, principal shareholders and their related interests) who are subject to the Regulation O compliance policy. Each year, a Regulation O questionnaire is circulated to all directors and executive officers in order to update related party information and to assist in the identification of potential related party transactions. Depending on the facts and circumstances, any direct or indirect extension of credit to an insider, including related interests, must be approved by the Board or any two of the following officers - President, Chief Credit Officer or Chief Banking Officer. Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.
National Penn also has a written Related Party Transaction Policy. Under this policy, a “related party transaction” is any transaction (or series of related transactions) in which National Penn or any subsidiary is a participant, involving more than $120,000, and in which a related party has a direct or indirect material interest. Related parties include all directors, nominees for election as directors, executive officers, 5% shareholders and immediate family members of any such persons. The policy generally provides for review, approval or ratification of any related party transaction by the Audit Committee.
In addition to its Regulation O compliance policy and Related Party Transaction Policy, National Penn has a written Code of Conduct, approved by the Board, addressing, among other things, related party transactions. The Code of Conduct applies to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates. The Code of Conduct requires all covered persons and entities not to pursue any personal interests that might conflict with, or appear to conflict with, the interests of National Penn, or that might influence, or appear to influence, a person’s judgment in any matter involving National Penn. The Code of Conduct describes the application of the foregoing rule in a variety of circumstances, including the purchase, lease or sale of assets or services to or from National Penn. The Board is responsible for the enforcement of the Code of Conduct.
To identify related persons and entities, National Penn requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually. This information is utilized to identify real or potential transactions in which conflicts of interest covered by the Related Party Transaction Policy or the Code of Conduct may arise.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires National Penn’s directors, executive officers and more-than-10% beneficial shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulations to furnish National Penn with copies of all such Section 16(a) filings.

Based solely on its review of the Section 16(a) filings furnished to National Penn and/or written representations that no year-end Forms 5 were required to be filed, National Penn believes that its directors and executive officers complied with all Section 16(a) filing requirements during 2013.

PROPOSAL 2 - LONG-TERM INCENTIVE COMPENSATION PLAN
On January 22, 2014, National Penn’s Board of Directors approved the National Penn Bancshares, Inc. 2014 Long-Term Incentive Compensation Plan (the “2014 Plan”), subject to shareholder approval. The 2014 Plan will become effective on the date it is approved by shareholders.
The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for approval of the 2014 Plan. The Board of Directors recommends that shareholders vote FOR approval of the 2014 Plan.
The following describes the material terms of the 2014 Plan. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the 2014 Plan, which is attached as Exhibit A to this Proxy Statement.
Background and Purpose
On April 25, 2005, the shareholders approved National Penn’s Long-Term Incentive Compensation Plan which had been adopted by the Board of Directors on October 27, 2004 (the “2004 Plan”) that provided equity awards generally intended to align the interests of National Penn’s directors, officers and employees with shareholders and to encourage executive ownership of National Penn stock. The 2004 Plan is set to expire on December 1, 2014, at which no further awards may be granted thereunder. As of December 31, 2013, there are equity awards outstanding for 1,275,274 common shares under the 2004 Plan.
The Board of Directors believes that incentive compensation for directors, officers and employees promotes the long-term success of National Penn. In order to enable National Penn to continue to its historic practice of providing such long-term incentives, the Board of Directors is submitting the 2014 Plan to shareholders for approval. The Board of Directors conditionally approved the 2014 Plan on January 22, 2014, subject to approval by the shareholders at the meeting.
The 2014 Plan will become effective on the date it is approved by the shareholders. The 2014 Plan will replace the 2004 Plan, which effectively expires in connection with the adoption of the 2014 Plan, if approved by shareholders.
Comparison of 2014 Plan to 2004 Plan
The provisions of the 2014 Plan are substantially similar to the provisions of the expiring 2004 Plan. The 2014 Plan varies in substance from the expiring 2004 Plan as follows:

•	Revised the definition of change in control to reflect a 30% threshold for change in beneficial ownership of the combined voting power of the National Penn’s securities;

•
Clarified that the committee may provide in an award agreement that the underlying award shall not vest immediately upon a change in control or shall vest only upon certain terminations of employment following a change in control.

•	Introduced a prohibition on repricing of SARs and a provision to prohibit the exchange of an option or SAR for another award or for cash.

•	Removed provisions that permit liberal share recycling.

•
Added a provision that states that dividends and dividend equivalents may not be paid with respect to performance-based awards until such time as the performance goals are satisfied and the awards are earned.

•	Clarified that a performance period can be no less than one (1) year.

•	Revised the committee’s amendment authority to prohibit only amendments that adversely alter or impair an outstanding award (without consent of the affected participant).

•
Introduced a provision that includes in the number of shares available under the 2014 Plan the shares that remain available under the 2004 Plan, and shares subject to awards under the 2004 Plan that are forfeited or otherwise would become available again for awards under the 2014 Plan. The net result is that no new grants can be made under the 2004 Plan.

•	Added a provision that states that awards denominated in shares but paid in cash pursuant to their terms would not be counted against the share limit.

•	Deleted a provision requiring that no portion of an option vest before one (1) year from the date of grant or later than five (5) years from the date of grant.

•
Added a provision that states that restricted stock and restricted stock units ("RSUs") (other than restricted stock and RSUs with performance-based vesting) will not fully vest in less than three (3) years.

•	Added a provision that permits RSUs to be settled in cash.

•
Added payment provisions with respect to RSUs and performance awards to ensure documentary compliance with Section 409A and added a provision to clarify that the Compensation Committee and National Penn will have no liability with respect to any penalties relating to Section 409A.

Administration
The Compensation Committee of the Board of Directors will administer the 2014 Plan. The committee is comprised of three or more directors who are “independent” under the NASDAQ listing standards and who, as required by Securities and Exchange Commission (“SEC”) Rule 16b-3 or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), qualify as “non-employee directors” and “outside directors,” respectively. The committee has broad discretion and authority, among other things:

•	to select the directors, officers and employees to be granted awards under the 2014 Plan;

•	to determine the terms, conditions, form, amount and timing of the awards;

•	to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof; and

•	to establish guidelines and procedures relating to awards.
The committee will have full power to administer the 2014 Plan, interpret and construe the 2014 Plan, along with any regulations under the 2014 Plan and terms and conditions of any awards, correct errors, omissions or inconsistencies in the 2014 Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the 2014 Plan. The committee may delegate its authority to the Chief Executive Officer or to other officers of National Penn, provided that such delegation will not extend to any action with respect to awards made to “covered employees” (as defined in Code Section 162(m)) or to “officers” (for purposes of SEC Rule 16b-3).
Eligibility
Any director, officer or employee of National Penn or any of its subsidiaries is eligible to receive an award under the 2014 Plan. As of December 31, 2013 there were approximately 1,740 employees, including officers, and 18 non-employee directors of National Penn and its subsidiaries. The selection of participants and the nature and size of the awards is subject to the discretion of the committee.
Shares Available for Issuance
The 2014 Plan provides that the total number of common shares that may be subject to awards under the 2014 Plan is 2.3 million, plus any common shares that were authorized for issuance under the 2004 Plan that, as of the effective date of the 2014 Plan, remain available for issuance. If the 2014 Plan is approved by shareholders, the 2.3 million shares available for grant under the 2014 Plan will represent approximately 1.66% of National Penn’s outstanding common shares as of December 31, 2013. As of December 31, 2013, there were a total of 1,275,274 common shares relating to outstanding awards under the 2004 Plan. If the 2014 Plan is approved by shareholders, no further awards will be made under the 2004 Plan.

To the extent that common shares subject to an outstanding award under the 2014 Plan are not issued by reason of the forfeiture, termination, surrender, cancellation, or expiration while unexercised of an award, then such shares will immediately again be available for an award under the 2014 Plan. Notwithstanding the foregoing, the following common shares shall not become available for issuance under the 2014 Plan:

•	common shares tendered or withheld to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to an award;

•
common shares reserved for issuance upon the grant of Stock Appreciation Rights, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon the exercise of the Stock Appreciation Rights; and

•	common shares repurchased by National Penn with cash received from a participant as payment for the exercise price of an Option.
The committee may from time to time adopt and observe such procedures concerning the counting of shares against the 2014 Plan maximum as it may deem appropriate.
Common shares issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by National Penn or any of its subsidiaries will not reduce the number of shares available to be issued under the 2014 Plan.
Of the shares authorized for issuance under the 2014 Plan, up to 75% may be issued with respect to awards which are not stock options or stock appreciation rights, and up to 2.3 million may be issued pursuant to options which are incentive stock options under the Code. In compliance with Code Section 162(m), the 2014 Plan includes a limit (300,000 shares) on the number of shares that may be subject to stock-based awards made to any one individual in any one calendar year. This limit applies to stock-based awards of all types available under the 2014 Plan.
The source of common shares issued with respect to awards may be authorized but unissued shares or treasury shares. If there is a change in the capital structure of National Penn as a result of a stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the common shares, the number of common shares authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the 2014 Plan.
Awards
A participant in the 2014 Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.
The following types of awards may be granted under the 2014 Plan:
Stock Options. Stock Options may be non-qualified stock options or incentive stock options that comply with Code Section 422. Only employees may be granted incentive stock options. The exercise period for any stock option will be determined by the committee at the time of grant. The exercise price per share may not be less than 100% of the fair market value of a common share on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The 2014 Plan limits the term of any Stock Option to 10 years. Except in the case of a Change in Control of National Penn or an adjustment pursuant to some other change in corporate structure, the 2014 Plan prohibits: the repricing of a Stock Option without shareholder approval; the issuance of a Stock Option in exchange or substitution for, or in connection with, the cancellation or surrender of a Stock Option or other award having a higher exercise price; and the cancellation or surrender of a Stock Option in exchange for cash or any other award.
Stock Appreciation Rights (“SARs”). The committee may grant SARs independently of any stock option or in tandem with all or any part of a stock option granted under the 2014 Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the fair market value of a common share on the date the SAR is exercised over the fair market value of a common share on the date the SAR is granted. The payment may be made in common shares having a fair market value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or may be paid in a combination of cash and shares. Upon exercise of a SAR granted in conjunction with a stock option, the option may be required to be surrendered. Except in the case of a Change in Control of National Penn or an adjustment pursuant to some other change in corporate structure, the 2014 Plan prohibits: the repricing of a SAR without shareholder approval; the granting of a SAR in exchange or substitution for, or in connection with, the cancellation or surrender of a SAR or other award having a higher exercise price; and the cancellation or surrender of a SAR in exchange for cash or any other award.
Restricted Stock and Restricted Stock Units. An award of Restricted Stock is an award of common shares that may not be sold or otherwise disposed of during a restricted period determined by the committee. An award of Restricted Stock Units ("RSUs") is an award of the right to receive a common share after the expiration of a restricted period determined by the committee. During the applicable restricted period, Restricted Stock may be voted by the recipient, and the recipient will generally be entitled to receive dividends on Restricted Stock or dividend equivalents on Restricted Stock Units, at the discretion of the committee. Such dividends or dividend equivalents may be payable in additional Restricted Stock or Restricted Stock Units, provided, that any applicable performance-based vesting criteria have been achieved and the underlying Restricted Stock or Restricted Stock Units have vested.
Performance Shares and Performance Units. Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals in the performance period (not less than one year ) established by the committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to Performance Units. The committee may provide that a certain percentage of the number of Performance Shares or Performance Units originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and Performance Unit Awards may be paid in common shares, cash or a combination of both. During the applicable performance period for an award, the shares may be voted by the recipient and the recipient will generally be entitled to receive dividends on those shares, provided, that the applicable performance-based vesting criteria have been achieved and the underlying Performance Shares or Performance Units have vested. In compliance with Code Section 162(m), the 2014 Plan provides an annual limit ($1 million) on any grant to a single participant in any calendar year of Performance Units.
Other Incentive Awards. The committee may grant other types of awards which may be based in whole or in part by reference to common shares or upon the achievement of performance goals on such other terms and conditions as the committee may prescribe to have been earned ratably over the full and partial calendar years in such period. Any Other Incentive Award that is stock-based shall be subject to the annual per-person limitation of 300,000 shares described above. Any Other Incentive Award that is cash-based shall be subject to the annual per-person limitation of $1 million described above.
Performance Goals
Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1 million per year paid to National Penn’s Chief Executive Officer or any of its other four most highly compensated executive officers (collectively, the “Covered Employees”). Under Section 162(m), compensation that qualifies as “other performance-based compensation” is not subject to the $1 million deduction limit. In addition to the annual limitations on stock-based or cash-based awards described above, another condition necessary to qualify certain incentive awards (other than SARs and stock options, which are treated as “other performance-based compensation”) as “other performance-based compensation” is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the shareholders before the incentive compensation is paid. The criteria are set forth below in this discussion, and approval by shareholders of the 2014 Plan will constitute approval of such criteria.
For those types of awards under the 2014 Plan intended to meet the definition of “other performance-based compensation,” the committee will establish performance goals with respect to an award based upon one or more of the following criteria: total shareholder return, earnings, earnings per share, net income, revenues, expenses, market share, customer satisfaction measures, customer profitability measures, charge-offs, loan loss reserves, non-performing assets, return on assets, return on equity, return on tangible equity, one or more operating ratios, assets, deposits, loans, asset quality levels, interest-sensitivity gap levels, fair market value of the common shares, value of assets, investments, regulatory compliance, satisfactory internal or external audits, achievement of balance sheet or income statement objectives, or achievement of mergers, acquisitions or similar business transactions.
Performance goals may be measured for achievement or satisfaction during the period the committee permits the participant to satisfy or achieve the performance goals. Performance goals may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated or other external or internal measures, and may be based on, or adjusted for, other objective goals, events, or occurrences established by the committee for a performance period. Performance goals may be particular to a line of business, subsidiary or other unit or National Penn generally. Performance goals may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. The performance goal related to an award must be established by the committee prior to the completion of 25% of the performance period or such earlier date as may be required by Section 162(m) of the Code.
At the end of each performance period for an award, the committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the 2014 Plan and applicable law.
Termination of Employment or Services
The disposition of each award held by a participant at termination of employment or service as a director will be as determined by the committee and set forth in the agreement applicable to such award or in any amendment or modification thereof. To the extent the award agreement does not expressly provide for such disposition, then the disposition of the award shall be determined as set forth in the 2014 Plan.
Change in Control
Unless otherwise provided by the committee in the agreement applicable to an award (including any amendment or modification thereof), upon a Change in Control of National Penn, all awards based on the common shares shall immediately vest 100% and all performance-based awards shall be immediately payable based upon the extent, as determined by the committee, to which the performance goals for the performance period then in progress have been met up through the date of the Change in Control or based on 100% of the value on the date of grant of the performance-based award, if such amount is higher. For the avoidance of doubt, the committee may provide in an award agreement that the underlying award shall not vest immediately upon a Change in Control or shall vest only upon certain terminations of employment following a Change in Control.
Other Provisions
In general, except to the extent provided by the committee in the specific terms of an award or with respect to certain transfers of non-qualified stock options to certain family members or foundations for no value or other consideration, no award will be assignable or transferable except by will or the laws of descent and distribution.
The committee may impose such restrictions and limitations on any awards granted under the 2014 Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants.
Effective Date, Amendment and Termination
If approved by shareholders, the 2014 Plan will become effective as of April 22, 2014, and will remain in effect until all awards granted under the 2014 Plan have been paid or otherwise disposed of in accordance with the provisions of the 2014 Plan, except that no awards may be granted on or after April 22, 2024. The Board of Directors may terminate the 2014 Plan at any time and may amend or modify the 2014 Plan from time to time provided that no such action may materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by National Penn’s shareholders, no amendment or modification may:

•
increase the number of common shares which may be issued under the 2014 Plan (except pursuant to an adjustment related to a corporate change affecting the common shares, such as a stock split or stock dividend);

•	expand the types of awards available to participants under the 2014 Plan;

•	materially expand the class of persons eligible to participate in the 2014 Plan;

•	delete or limit the provisions prohibiting the repricing of options or reduce the price at which shares may be offered under options;

•	extend the termination date for making awards under the 2014 Plan; or

•
become effective if such amendment or modification is required under the rules and regulations of NASDAQ or another national exchange on which the common shares are then listed, or other applicable law, rules or regulations, to be approved by shareholders.

The committee may amend or modify any outstanding awards in any manner to the extent that the committee would have had the authority under the 2014 Plan initially to make such award as so amended or modified, except that no amendment or modification may materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.
Federal Income Tax Considerations
The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the 2014 Plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.
Non-Qualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a non-qualified stock option. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of a common share on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant’s exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.
National Penn is entitled to an income tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes compensation for tax purposes upon exercise of the option.
Incentive Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of an incentive stock option. No taxable income is recognized by the participant upon exercise of an incentive stock option, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be as a long-term capital loss, and (b) no deduction will be allowed to National Penn for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.
If the common shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) National Penn will be entitled to an income tax deduction in such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by National Penn.
If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a non-qualified stock option.
Stock Appreciation Rights (“SARs”). No taxable income is recognized by a participant upon the grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary income in an amount equal to the fair market value of the common shares received and the amount of cash received. Common shares received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.
National Penn is entitled to an income tax deduction for compensation paid to a participant at the same time and in the same amount as the participant recognizes ordinary income for tax purposes upon exercise of the SAR.
Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of common shares generally will be subject to tax at ordinary income rates on the fair market value of the common shares at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of common shares will have ordinary taxable income on the date of the grant equal to the fair market value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares.
Upon sale of the Restricted Shares or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the fair market value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. National Penn is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.
Restricted Stock Units and Performance Units. A recipient of units will generally be subject to tax at ordinary income rates on the fair market value of any common shares issued or cash paid pursuant to such an award, and National Penn will generally be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the recipient. The fair market value of any common shares received will generally be included in income (and a corresponding income tax deduction will generally be available to National Penn) at the time of receipt. The capital gain or loss holding period for any common shares distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.
Other Incentive Awards. The federal income tax consequences of any other incentive awards will depend on how the awards are structured. Generally, National Penn will be entitled to an income tax deduction with respect to other incentive awards only to the extent that the recipient recognizes compensation income for tax purposes in connection with such awards. If the award is a cash award, a participant will recognize ordinary income upon receipt of the cash and National Penn will generally be entitled to a deduction equal to the amount of the ordinary income recognized by the recipient.
New Plan Benefits
No determination has yet been made as to the amount or terms of any awards to be made in the future under the 2014 Plan. Any such determination shall be made by the committee - comprised solely of independent non-employee directors of National Penn - in its sole discretion.
Vote Required
The affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the 2014 Plan is required to approve the 2014 Plan.
Recommendation of the Board of Directors
The Board of Directors recommends that shareholders vote FOR approval of the 2014 Plan.

Equity Compensation Plan Table

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,851,577 (2)	$14.29 (3)	1,657,604 (4)(5)
Equity compensation plans not approved by security shareholders	None	N/A	N/A
Total	2,851,577 (2)	$14.29 (3)	1,657,604 (4)(5)

(1)
The table does not include information on stock options issued by National Penn in substitution for stock options of acquired companies. At December 31, 2013, 1,654,091 common shares are issuable upon exercise of substitute stock options issued in connection with acquisitions, as follows: 511 shares - Nittany Financial Corp.; and 1,653,580 shares - KNBT Bancorp, Inc. The weighted average exercise price of all substitute stock options issued in acquisitions and outstanding at December 31, 2013 was $14.29 per share. National Penn cannot grant additional stock options under any of these substitute stock option plans.

(2)
Includes 86,006 common stock units credited to various non-employee directors’ accounts under the Directors’ Fee Plan and 370,632 common stock units credited (RSUs) to various non-employee directors’ accounts under the Long-Term Incentive Compensation Plan.

(3)	Common stock units, including RSUs, are not taken into account in calculating the weighted-average exercise price.

(4)
Includes 122,941 shares available for future issuance under National Penn’s Employee Stock Purchase Plan. Subject to limitations on participation by individual employees set forth in the Plan, all shares available for issuance can be issued in the current purchase period (the quarter ending March 31, 2014).

(5)
Includes 259,389 shares available for future issuance under National Penn's Directors’ Fee Plan. Under the Directors’ Fee Plan, shares or common stock units may be issued or credited at fair market value in lieu of cash for directors’ fees.

PROPOSAL 3 - RATIFICATION OF AUDITORS

The Audit Committee of National Penn’s Board of Directors is comprised entirely of directors who are independent as defined in the listing standards of The Nasdaq Stock Market. See “Corporate Governance - Director Independence” above. Among other things, the Board has determined that each Committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of The Nasdaq Stock Market’s requirements for audit committee members. The Board has also determined that Thomas L. Kennedy, Esq. (Audit Committee Chair), Thomas A. Beaver, CPA, Patricia L. Langiotti, PMC, R. Chadwick Paul Jr. and Wayne R. Weidner are each an “audit committee financial expert.” The rules of the Securities and Exchange Commission define an “audit committee financial expert” as a person who has acquired certain attributes through education and experience that are particularly relevant to the functions of an audit committee.
Under the Audit Committee’s charter, the committee is responsible for selection of National Penn’s independent registered public accounting firm pursuant to a well-organized process. The committee also evaluates and monitors the auditors’ qualifications, performance and independence. This evaluation includes a review and evaluation of the lead partner of the independent registered public accounting firm. The committee also takes into account the opinions of management and National Penn’s Senior Internal Audit Executive, who has supervisory responsibility for the internal audit function. More can be learned about the committee’s responsibilities with respect to the independent registered public accounting firm in the committee’s charter, which is available on National Penn’s Web site at www.nationalpennbancshares.com under “Governance Documents.”
KPMG LLP (“KPMG” ) has served as National Penn's independent registered public accounting firm for the years 2010 through 2013. At its meeting in January 2014, the Audit Committee completed its ongoing evaluation of KPMG. Following that evaluation, the committee unanimously selected KPMG as National Penn’s independent registered public accounting firm for 2014.
Based on the recommendation of the Audit Committee, the Board unanimously recommends that the shareholders vote to ratify the Audit Committee’s selection of KPMG as National Penn’s independent registered public accounting firm for 2014.
Representatives of KPMG will be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
The Audit Committee has adopted a policy that if a majority of the votes cast at the annual meeting are against ratification, the committee will reconsider its selection of KPMG, even though the committee will not then be obligated to select a new independent registered public accounting firm.
The Board recommends a vote “FOR” ratification of the Audit Committee’s selection of KPMG as National Penn’s independent registered public accounting firm for 2014.

PROPOSAL 4 - ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of its executive officers, as described in the CD&A, the compensation tables and the related material in this proxy statement.
This proposal, commonly known as a “say-on-pay” proposal, gives National Penn’s shareholders the opportunity to endorse or not endorse National Penn’s executive compensation program through the following resolution:
“Resolved, that the shareholders approve the compensation of National Penn’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) in this proxy statement.”
This proposal will be considered approved if a majority of votes cast by all shareholders entitled to vote at the annual meeting vote in favor of the proposal. Because this vote is advisory, it will not be binding upon the Board. Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of National Penn’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As further discussed in the CD&A, the Board believes that its compensation program is aligned with the long-term interests of National Penn’s shareholders and is based on a strong pay-for-performance philosophy. Therefore, the Board recommends a vote “FOR” approval of this advisory (non-binding) resolution relating to the compensation of National Penn’s executive officers.

AUDIT COMMITTEE REPORT

The Audit Committee of National Penn’s Board of Directors is composed solely of independent directors, as currently defined by the listing standards of The Nasdaq Stock Market, and operates under a written charter adopted by the Board of Directors. The charter is available on National Penn’s Web site at www.nationalpennbancshares.com under “Governance Documents.”

Under its charter, the Audit Committee assists the Board of Directors in its general oversight of National Penn’s financial reporting, internal controls and audit functions.
Management is responsible for National Penn’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP). National Penn’s independent auditor is responsible for performing independent audits of National Penn’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue reports thereon based on such audits.
The Audit Committee’s responsibility is to monitor and oversee these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The Audit Committee members are not National Penn employees and are not necessarily accountants or auditors by profession or experts in accounting or auditing, and their functions are not intended to duplicate or certify the activities of management or National Penn’s independent auditor. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and National Penn’s independent auditor on the basis of the information it receives, discussions with management and National Penn’s independent auditor and the experience of the Audit Committee’s members in business, finance and accounting matters.
In this context, the Audit Committee has met and held discussions with management and National Penn’s independent auditor. Management has represented to the Audit Committee that National Penn’s consolidated financial statements were prepared with integrity and objectivity and in accordance with GAAP, and National Penn’s independent auditor has represented to the Audit Committee that it has performed its audit of National Penn’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee has relied upon the representations of management and National Penn’s independent auditor without independent verification. The Audit Committee has reviewed and discussed the consolidated financial statements with management and National Penn’s independent auditor.
The Audit Committee discussed with National Penn’s independent auditor the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.
National Penn’s independent auditor also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding National Penn’s independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee discussed such independence with National Penn’s independent auditor. The Audit Committee is not aware of any reason why National Penn’s independent auditor is not “independent” under the applicable rules.
Based on the Audit Committee’s review and discussions with management and National Penn’s independent auditor, the representations of management to the Audit Committee, the representations of National Penn’s independent auditor included in its report on National Penn’s consolidated financial statements and otherwise on such report of National Penn’s independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Penn’s Annual Report on Form 10-K for the year ended December 31, 2013.

Thomas L. Kennedy, Chair
Thomas A. Beaver
Patricia L. Langiotti
R. Chadwick Paul Jr.
Wayne R. Weidner

AUDIT AND NON-AUDIT FEES

The aggregate fees billed to National Penn by its independent registered public accounting firm for the years ended December 31, 2013 and 2012 were as follows:

	2013	2012
Audit Fees	$976,390	$882,028
Audit-Related Fees	232,486	174,281
Tax Fees	180,643	202,000
Total	$1,389,519	$1,258,309

Audit Fees. These fees consist of aggregate fees billed for professional services rendered for the audit of National Penn’s consolidated annual financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including internal control assessment work, for the fiscal year end.

Audit-Related Fees. These fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of National Penn’s consolidated financial statements and not reported under “Audit Fees.” They also include accounting assistance on various matters related to financial accounting and reporting standards and audits of National Penn’s 401(k) plan and student loan portfolio, and other audit work required for statutory or regulatory purposes.

Tax Fees. These fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. They also include assistance regarding federal and state tax compliance, tax audit defense, tax refund claims and tax planning.

The Audit Committee considered whether the provision of the above services by KPMG was compatible with its independence and is satisfied that it was independent for the periods pertaining to its audit opinions.

Pre-Approval Requirements. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by National Penn’s independent registered public accounting firm. These services may be approved on a periodic basis so long as the services do not exceed pre-determined cost levels. If not approved on a periodic basis, such services must otherwise be separately pre-approved by the Audit Committee prior to being performed. In addition, any proposed services that were pre-approved on a periodic basis, but later would exceed the pre-determined cost level, also require separate pre-approval by the Audit Committee. The requirement for Audit Committee pre-approval of an engagement for non-audit services may be waived only if:

•
the aggregate amount of all such non-audit services provided is less than 5% of the total amount paid by National Penn to the independent registered public accounting firm during the fiscal year in which the services are provided.

•	the services were not recognized by National Penn at the time of the engagement to be non-audit services; and

•	the services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit for the fiscal year in which the non-audit services were provided.

The Audit Committee pre-approved all services provided by KPMG in 2013.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials and Annual Reports

Securities and Exchange Commission rules permit companies and intermediaries (such as brokers, banks and other companies that hold shares in “street name”) to satisfy the delivery requirements for proxy statements, prospectuses and certain other materials by delivering a single copy of these materials to an address shared by two or more of National Penn’s shareholders. This delivery method is referred to as “householding” and can result in significant cost savings for National Penn and, in turn, National Penn’s shareholders.

In order to take advantage of this opportunity, National Penn has delivered only one proxy statement and annual report or Notice of Internet Availability of Proxy Materials to multiple shareholders who share one address, unless National Penn received contrary instructions from the affected shareholders prior to the mailing date. National Penn will, however, promptly deliver, upon written or oral request, a separate copy of this proxy statement and annual report or Notice to a shareholder at a shared address to which a single copy of those documents was initially delivered. Shareholders of record who prefer to receive separate copies of a proxy statement and annual report or Notice, either now or in the future, can request a separate copy of these materials by writing to National Penn at the following address: Corporate Secretary, National Penn Bancshares, Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101 or by telephone at (610) 861-3982. Likewise, e-mail communications should be addressed to the Corporate Secretary at andy.ellsworth@nationalpenn.com. Conversely, if you are currently a shareholder of record who shares an address with another National Penn shareholder and wish to have your future proxy statements and annual reports or Notice “householded,” please contact National Penn at the above address or telephone number.
If your National Penn stock is held in “street name” (i.e., held by a broker, bank or other intermediary), you can request separate copies of these documents by contacting the broker, bank or other intermediary. Conversely, if your National Penn shares are held in “street name” and you wish to have your future proxy statements and annual reports or Notice “householded,” you can request “householding” by contacting the broker, bank or other intermediary.

Record Date; Shares Outstanding

Shareholders of record at the close of business on February 27, 2014 are entitled to vote their shares at the annual meeting. As of that date, there were 139,139,747 common shares outstanding and entitled to be voted at the meeting. The holders of those shares are entitled to one vote per share.

Quorum
The presence, in person or by proxy, of shareholders with power to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum. A quorum must be present at the meeting before any business may be conducted.

If a quorum is not present, the shareholders who are represented at the meeting may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice need be given. An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

If you participate in National Penn’s Dividend Reinvestment and Stock Purchase Plan and/or Employee Stock Purchase Plan, your proxy will represent the number of shares registered in your name and the number of shares credited to your Dividend Reinvestment Plan and/or Employee Stock Purchase Plan accounts.

By submitting your proxy, you will authorize the persons named thereon or their substitutes to represent you and vote your shares at the meeting in accordance with your instructions. They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy by sending a written notice of revocation to National Penn’s Corporate Secretary, by submitting a later-dated proxy or by voting in person at the meeting.

Default Voting

If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” the approval of Proposal 1 - the election of the Board’s nominees as directors; “FOR” the approval of Proposal 2 - the approval of the Long-Term Incentive Compensation Plan; "FOR" the approval of Proposal 3 - the ratification of independent auditors for 2014; and “FOR” the approval of Proposal 4 - the advisory vote approving a resolution relating to executive officer compensation.
National Penn’s Board and management know of no other business that is planned to be brought before the meeting. If any other business properly comes before the meeting for a vote, your shares will be voted according to the discretion of the holders of the proxy.

Voting by “Street Name” Holders

If your shares are held in a stock brokerage account or by a bank or other holder of record (including shares held through employee benefit and/or compensation plans), you are considered the “beneficial owner” of shares held in “street name.” The notice of annual meeting, proxy statement and accompanying materials have been forwarded to you by your broker, bank or other holder of record who is considered the “shareholder of record” of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record in voting your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Tabulation of Votes

Computershare, National Penn's outside transfer agent, will tabulate the votes.
Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether a proposal has been approved. Broker non-votes occur when brokers, banks or other nominees do not receive voting instructions from the beneficial owners of the shares and the nominee does not have discretionary voting authority with respect to a proposal. If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, the nominee will have authority to vote your shares on certain routine items (such as Proposal 3 - Ratification of Auditors) but not on other items (such as Proposal 1 - Election of Class III Directors, Proposal 2 - Approval of Long-Term Incentive Compensation Plan and Proposal 4 - Advisory Vote on Executive Officer Compensation).

Proxy Solicitation

National Penn is making, and will bear all costs of, this proxy solicitation. National Penn’s officers, directors and regular employees may solicit proxies by mail, in person, by telephone or by facsimile. National Penn will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners. National Penn has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the meeting at a cost of $9,500, one-half of which has been incurred by National Penn as of February 27, 2014, plus reasonable out-of-pocket expenses. National Penn anticipates that this solicitation will cost $11,000 in total.

Shareholder Proposals and Nominations

Eligible shareholders may submit proposals to be considered for inclusion in National Penn’s 2015 proxy materials for the 2015 annual meeting of shareholders if they do so in accordance with the applicable SEC rules. Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of National Penn no later than November 26, 2014 in order to be considered for inclusion in National Penn’s 2015 proxy materials. For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for possible nomination as a director, please see “Consideration of Director Nominees” and “Contacting the Board” on pages 8 and 9.

Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only:

•	By National Penn pursuant to National Penn's notice of such meeting;
•	By the presiding officer;
•	By or at the direction of a majority of the Board; or
•
By a person at the annual meeting who has furnished the advance notice required pursuant to National Penn's governing bylaw provisions, who is a shareholder of record of National Penn or who provides to National Penn evidence reasonably satisfactory to National Penn that such person is a beneficial owner of shares of National Penn at the time notice was produced and at the record date for the annual meeting.

A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at National Penn’s principal office:

•
Not later than 150 days prior to the anniversary date of the previous year’s annual meeting (which, for the 2015 annual meeting, would mean no later than November 23, 2014) and not more than 180 days prior to such anniversary date (which, for the 2015 annual meeting, would mean no earlier than October 24, 2014); or

•	If the date of the annual meeting at which such business is to be presented has been changed by more than
30 calendar days from the date of the most recent previous annual meeting, (i) on or before the later of
(a) 150 calendar days before the date of the annual meeting at which such business is to be presented or
(b) 30 calendar days following the first public announcement by National Penn of the date of such annual meeting, and (ii) not later than 15 calendar days prior to the scheduled mailing date of National Penn’s proxy materials for such annual meeting.

Each shareholder notice must include:

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given:

-	The name and address of such shareholder and of such beneficial owner;

-	The class and number of shares of the stock of National Penn that are owned of record and beneficially by such shareholder and such beneficial owner;

-
Any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of National Penn or with a value derived in whole or in part from the value of any class or series of shares of National Penn, whether or not subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned by such shareholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of National Penn;

-	Any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has a right to vote any shares of any security of National Penn;

-
Any interest in any security of National Penn, where such shareholder and such beneficial owner has the opportunity to, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, profit or share in any profit derived from any decrease in the value of such security;

-	Any rights to dividends on the shares of National Penn owned beneficially by such shareholder that are separated or separable from the underlying shares of National Penn;

-
Any proportionate interest in shares of National Penn or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

-
Any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of National Penn or Derivative Instruments as of the date of the shareholder notice (including any such interests held by members of the shareholder’s immediate family sharing the same household), which information must be supplemented no later than 10 days after the record date for the meeting to disclose such ownership as of the record date;

•
Any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for (as applicable) the proposal and/or for the election of directors in a contested election, pursuant to Section 14 of the Exchange Act; and

•
A description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

Each notice of nomination for the election of a director from a shareholder also must set forth:

•
All information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (a) such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and (b) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand (including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or named executive officer of such registrant); and

•	With respect to each nominee, a completed and signed questionnaire, representation and agreement required by National Penn, as described in National Penn's bylaws.

Each notice of a proposal for action at an annual meeting from a shareholder also must set forth:

•	A brief description of the proposal;

•	The reasons for making such proposal;

•	Any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal; and

•
A description of all agreements, arrangements and understandings between the shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

If the Corporate Secretary receives notice of a shareholder proposal that complies with National Penn’s governing bylaw provisions on or prior to the required date and if such proposal is properly presented at the 2014 annual meeting of shareholders, the proxies appointed by National Penn may exercise discretionary authority in voting on such proposal if, in National Penn’s proxy statement for such meeting, National Penn advises shareholders of the nature of such proposal and how the proxies appointed by National Penn intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to National Penn’s shareholders.

The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of National Penn’s governing bylaw procedures, including receipt of the required notice by the Corporate Secretary by the date specified. No person may be elected as a director and no proposal may be approved unless such person has been nominated or such proposal has been made, as the case may be, in accordance with National Penn’s governing bylaw provisions. If a shareholder proposal is received by National Penn after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2014 annual meeting of shareholders, the proxies appointed by National Penn’s Board may exercise discretionary authority when voting on such proposal.
Questions about these requirements, or notices mandated by them, may be directed to: Corporate Secretary, National Penn Bancshares, Inc., 645 Hamilton Street, Suite 1100, Allentown, PA 18101. Likewise, e-mail communications should be addressed to the Corporate Secretary at andy.ellsworth@nationalpenn.com.

Shareholder List

For at least 10 days prior to the meeting, a list of the shareholders entitled to vote at the annual meeting will be available to shareholders of record for examination, for purposes germane to the meeting, during ordinary business hours at National Penn’s principal executive offices. The list will also be available for examination at the meeting.

Annual Report for 2013
National Penn’s Annual Report on Form 10-K (without exhibits) is enclosed with this proxy statement. It is also available at National Penn’s Web site, www.nationalpennbancshares.com, and at the Web site of the Securities and Exchange Commission, www.sec.gov.

Meeting Location
A map and driving directions to the site for the meeting appears on the next page of this proxy statement. An additional copy is also attached to the Admission Ticket.

★ University Center
to Scranton
to Easton,
NJ & NY
to Harrisburg
to Philadelphia
Exit No.
33
Rt. 22
I-78
Bethlehem
Allentown
Rt. 378
(6 mi.)
(6 mi.)
Rt. 309
Northeast Extension Pennsylvania Turnpike
DeSales
University
Coopersburg
Center Valley
N
Rt. 663
(8 mi.)
(4 mi.)
Quakertown
Exit No.
32
North
Landis Mill Rd.
(1.5 mi.)
Preston Lane
(1 mi.)
Station Ave.
(1 mi.)
New St.
Passer Rd.

GENERAL DIRECTIONS -
DeSales University is located at 2755 Station Avenue, Center Valley, PA 18034; 1 mile south of Route 378; just a mile from where Route 309 meets Route 378. At the intersection of Route 309 and Route 378, follow Route 378 North to Preston Lane. Make a right on Preston Lane to campus, and follow to Landis Mill Road. Turn right and take Landis Mill Road to Station Avenue. Turn left onto Station Avenue.
From Points South - Take I-76 West through Philadelphia to I-476, the Northeast Extension of the Pennsylvania Turnpike, to Exit 32/44 (Quakertown). Turn left onto Route 663 North toward Quakertown, turn left onto Route 309 North, and proceed 8 miles to the intersection of Route 309 and Route 378. Follow General Directions.
From Points West - Take Route 81 North and proceed East on I-78 to Route 309 South (Exit 60). Continue south on Route 309 for about 3 miles to the intersection of Route 309 and Route 378. Follow General Directions.
From Points North -Take I-476, the Northeast Extension of the Pennsylvania Turnpike, to Exit 33/56 (Lehigh Valley). Follow Route 22 East from the interchange exit for 1/8 mile to Route 309 South (direction of Quakertown). In a few miles, Route 309 joins with I-78 East. Continue south on this combined road until Route 309 branches off toward the south at Exit 60. Continue south on Route 309 for about 3 miles to the intersection of Route 309 and Route 378. Follow General Directions.
From Points East - Take the New Jersey Turnpike and/or Route 287 to I-78. Follow I-78 West across New Jersey and into Pennsylvania to Route 309 South (Exit 60A). Continue south on Route 309 for about 3 miles to the intersection of Route 309 and Route 378. Follow General Directions.

For assistance with directions on the meeting date, call 610-282-1100.

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EXHIBIT A

NATIONAL PENN BANCSHARES, INC.
2014 LONG-TERM INCENTIVE COMPENSATION PLAN
(As adopted January 22, 2014,
subject to shareholder approval)

ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION
1.1 Establishment of the Plan.
On January 22, 2014, the Board of Directors of National Penn Bancshares, Inc. (the “Company”) adopted, subject to the approval of shareholders, this incentive compensation plan known as the “National Penn Bancshares, Inc. 2014 Long-Term Incentive Compensation Plan” (the “Plan”) which permits the grant of long-term incentive and other stock and cash awards. If approved by shareholders, the Plan would replace the National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan (in effect Since December 1, 2004) and no further awards would be made under that plan.
1.2 Purpose of the Plan.
The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Employees and Directors of the Company and its Subsidiaries that will link their personal interests to the financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to attract, motivate and retain the services of Employees and Directors upon whose judgment, interest, and special effort the successful conduct of business operations is largely dependent.
1.3 Duration of the Plan.
The Plan shall be effective as of April 22, 2014 (the “Effective Date”) if it is approved by the Company's shareholders at the annual meeting of shareholders to be held in 2014, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time, until all Awards granted under the Plan shall have been paid or otherwise disposed of in accordance with the provisions of the Plan. In no event may an Award be granted under the Plan on or after April 22, 2024.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION
2.1 Definitions.
Whenever used in the Plan, the following capitalized terms shall have the meanings set forth in this Section 2.1:
(a) “Award” means and includes, without limitation, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Dividend or Dividend Equivalent Rights, Stock Awards, Cash Awards or Other Incentive Awards, whether granted on a stand-alone, combination or tandem basis, as described in or granted under the Plan.
(b) “Award Agreement” means the agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of an Award, including any amendment or modification of an Award Agreement.
(c) “Beneficial Ownership” shall be determined as provided in Rule 13d-3 under the Exchange Act or any successor rule.
(d) “Board” or “Board of Directors” means the Board of Directors of the Company.
(e) “Cash Award” has the meaning specified in Section 10.1(d).
(f) “Cause” means any of the following:

(i) An Employee's conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or
(ii) The willful failure by an Employee to substantially perform his or her duties to the Company or any Subsidiary which is his or her employer at any particular time, other than a failure resulting from the Employee's incapacity as a result of Disability, which willful failure results in demonstrable material injury and damage to the Company or the Subsidiary employer. Notwithstanding the foregoing, an Employee's employment shall not be deemed to have been terminated for Cause if such termination took place as a result of:
(x) Questionable judgment on the part of the Employee;
(y) Any act or omission believed by the Employee in good faith to have been in or not opposed to the best interests of the Company or Subsidiary which is his or her employer at the time; or
(z) Any act or omission in respect of which a determination could properly be made that the Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the By-laws of the Company or the laws of the Commonwealth of Pennsylvania, or the directors and officers' liability insurance of the Company or any Subsidiary which is the Employee's employer at the time of such act or omission, in each case as in effect at the time of such act or omission.
(g) “Change in Control” means any of the following events:
(i) An acquisition by any Person of Beneficial Ownership of securities of the Company representing 30% or more of the combined voting power of the Company's securities then outstanding;
(ii) A merger, consolidation or other reorganization of the Company's principal banking subsidiary, National Penn Bank (the “Bank”), except where the resulting entity is controlled, directly or indirectly, by the Company;
(iii) A merger, consolidation or other reorganization of the Company, except where shareholders of the Company immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding voting securities of the legal entity resulting from or existing after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of the Company's Board of Directors;
(iv) A sale, exchange, transfer or other disposition of substantially all of the assets of the Company or the Bank to another entity, except to an entity controlled, directly or indirectly, by the Company;
(v) A sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, or a corporate division involving the Company; or
(vi) A contested proxy solicitation of the shareholders of the Company that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of the Company.
(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(i) “Committee” means the Compensation Committee of the Board of Directors (or any successor committee designated by the Board of Directors to administer the Plan). The Committee shall be appointed by the Board, shall consist of three or more outside, independent members of the Board, and in the judgment of the Board, shall be qualified to administer the Plan:
(i) As “non-employee directors” under Rule 16b-3(b)(3) under the Exchange Act (or any successor rule);
(ii) As “outside directors” under Section 162(m) of the Code and the regulations thereunder (or any successor Section and regulations); and
(iii) Under all applicable rules and regulations of Nasdaq or any stock exchange on which the Stock may be traded.

The Board may, at any time and in its complete discretion, remove any member of the Committee and may fill any vacancy in the Committee.
(j) “Company” means National Penn Bancshares, Inc., a Pennsylvania corporation, or any successor thereto as provided in Article 17.
(k) “Covered Employee” means any Participant who is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which an Award becomes taxable to such Participant.
(l) “Director” means a director of the Company or a Subsidiary.
(m) “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code (or any successor Section).
(n) “Dividend or Dividend Equivalent Right” has the meaning specified in Section 10.1(a).
(o) “Effective Date” means April 22, 2014 if the Plan is approved by the Company's shareholders at the 2014 annual meeting of shareholders.
(p) “Employee” means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Director.
(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(r) “Fair Market Value” on or as of any date shall be determined as follows, unless a different method of calculation is required by applicable law:
(i) Based on the closing sale price of a share of Stock on the given date, as reported on Nasdaq (or on such other stock exchange on which the Stock may be listed);
(ii) If no closing sale price is reported on the given date, then based on the closing sale price of a share of Stock on the next preceding date on which there was a sale, as reported on Nasdaq (or on such other stock exchange on which the Stock may be listed); or
(iii) If the Stock is not listed on Nasdaq or on a stock exchange, by the Committee in its sole discretion.
(s) “Incentive Stock Option” or “ISO” means an option to purchase shares of Stock, granted under Article 6, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code (or any successor Section).
(t) “Nasdaq” means the National Market tier of The Nasdaq Stock Market operated by the National Association of Securities Dealers, Inc.
(u) “Nonqualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article 6, which is not intended to be an Incentive Stock Option.
(v) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
(w) “Other Incentive Award” has the meaning specified in Section 10.1.
(x) “Participant” means an Employee or a Director who has been granted an Award under the Plan.
(y) “Performance Goal” has the meaning specified in Section 9.8.
(z) “Performance Period” means a period of time, not less than one year, determined in advance by the Committee in which performance will be measured against Performance Goals. Performance Periods may vary or overlap in duration.

(aa) “Performance Share” means an Award representing the right to receive a payment equal to the value of a performance share, granted to a Participant pursuant to Article 9.
(bb) “Performance Unit” means an Award representing the right to receive a payment based on the value of a performance unit, granted to a Participant pursuant to Article 9.
(cc) “Permitted Transferee” means, with respect to a Participant, any of the following:
(i) Any child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships;
(ii) A trust in which these persons and/or the Participant (collectively at the time of the transfer) have more than 50% of the beneficial interests (taking into account both current and remainder interests);
(iii) A foundation in which these persons and/or the Participant (collectively at the time of the transfer) control the management of assets; and
(iv) Any other entity in which these persons and/or the Participant (collectively at the time of the transfer) own more than 50% of the voting interests.
(dd) “Person” has the meaning given to that term in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d).
(ee) “Plan” means this National Penn Bancshares, Inc. 2014 Long-Term Incentive Compensation Plan, as it may from time to time be amended.
(ff) “Predecessor Plan” means the National Penn Bancshares, Inc. Long-Term Incentive Compensation Plan, as from time to time amended.
(gg) “Predecessor Plan Award” has the meaning specified in Section 4.1(a).
(hh) “Previously-Acquired Shares” means shares of Stock acquired by the Participant or any beneficiary of a Participant, which shares have been held for a period of not less than six months or such longer or shorter period as the Committee may require or permit.
(ii) “Restricted Period” means a period of time during which the transfer of shares of Restricted Stock or receipt of shares or cash attributable to a Restricted Stock Unit is restricted, during which period the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8.
(jj) “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article 8.
(kk) “Restricted Stock Unit” means an award representing a right to receive a payment equal to the value of a Share, granted to a Participant pursuant to Article 8.
(ll) “Retirement” means, except to the extent otherwise provided by the Committee in the an Award Agreement or any amendment or modification of an Award Agreement:
(i) In the case of an Employee, a voluntary termination of employment on or after attaining age 60; and
(ii) In the case of a Director, termination of service as a Director; provided, however, that if a Company Director resigns prior to reaching the age for mandatory retirement under the bylaws of the Company or a Subsidiary Director resigns prior to reaching the age for mandatory retirement under the bylaws of such Subsidiary, such resignation shall not constitute “Retirement”.
(mm) “Rule 16b-3” means Rule 16b-3 under the Exchange Act (or any successor rule).
(nn) “Stock” means the common stock without par value of the Company.

(oo) “Stock Appreciation Right” or “SAR” means an Award, granted to a Participant pursuant to Article 7.
(pp) “Stock Award” has the meaning specified in Section 10.1(b).
(qq) “Subsidiary” means any corporation that is a subsidiary corporation of the Company, as that term is defined in Section 424(f) of the Code (or any successor Section).
2.2 Gender and Number.
Except where otherwise indicated by the context, any masculine term used also shall include the feminine, the plural shall include the singular, and vice versa.
2.3 Severability.
If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3. ADMINISTRATION
3.1 Authority of the Committee.
The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have all powers vested in it by the term of the Plan, such powers to include the authority to:
(a) Select the persons to be granted Awards under the Plan;
(b) Determine the terms, conditions, type and amount of Awards to be made to each person selected;
(c) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;
(d) Establish objectives and conditions for earning Awards;
(e) Determine the terms of each Award Agreement and any amendment or modification of any Award Agreement (which shall not be inconsistent with the Plan);
(f) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of a Performance Period;
(g) Determine if and when an Award may be deferred;
(h) Determine whether the amount or payment of an Award should be reduced or eliminated; and
(i) Determine the guidelines and/or procedures for the payment or exercise of Awards.
3.2 Decisions Binding.
The Committee shall have full power and authority to (i) administer the Plan, (ii) interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Awards, (iii) correct errors, omissions or inconsistencies in the Plan, and (iv) adopt or establish such rules, regulations, agreements, guidelines, procedures and instruments, which are not contrary to the terms of the Plan and which, in its opinion, may be necessary or advisable for the administration and operation of the Plan. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

3.3 Delegation of Certain Responsibilities.
The Committee may, subject to the terms of the Plan and applicable law, appoint such agents as it deems necessary or advisable for the proper administration of the Plan under this Article 3; provided, however, that the Committee may not delegate its authority to grant Awards under the Plan or to correct errors, omissions or inconsistencies in the Plan except as set forth in this Section 3.3. The Committee may delegate to the Company's Chief Executive Officer or to other officers of the Company its authority under this Article 3, provided that such delegation shall not extend to the grant of Awards or the exercise of discretion with respect to Awards to Employees who, at the time of such action, are (a) Covered Employees or (b) officers of the Company or its Subsidiaries who are subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Committee under this Section 3.3 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may be established by the Committee from time to time.
3.4 Procedures of the Committee.
Except as may otherwise be provided in the charter or similar governing document applicable to the Committee:
(a) All determinations of the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present;
(b) A majority of the entire Committee shall constitute a quorum for the transaction of business; and
(c) Any action required or permitted to be taken at a meeting of the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Committee and filed with the minutes for proceedings of the Committee.
Service on the Committee shall constitute service as a Director of the Company so that members of the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Committee to the same extent that they are entitled under the Company's Articles of Incorporation and Bylaws, as amended from time to time, and Pennsylvania law for their services as Directors of the Company.
3.5 Award Agreements.
Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by an authorized officer of the Company and, if required, by the Participant, and shall contain such terms and conditions as may be authorized or approved by the Committee. Such terms and conditions need not be the same in all cases.
3.6 Rule 16b-3 Requirements.
Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3.

ARTICLE 4. STOCK SUBJECT TO THE PLAN
4.1 Number of Shares.
(a) Subject to adjustment as provided in Section 4.2, the total number of shares of Stock subject to Awards under the Plan shall be two million three hundred thousand (2,300,000) shares, plus any shares of Stock that were authorized for issuance under the Predecessor Plan that, as of the Effective Date, remain available for issuance under the Predecessor Plan (not including any shares of Stock that are subject to, as of the Effective Date, outstanding awards under the Predecessor Plan). Shares of Stock subject to outstanding awards under the Predecessor Plan as of the Effective Date (such awards, the “Predecessor Plan Awards”) that, after the Effective Date, are canceled, expired, forfeited or otherwise not issued under a Predecessor Plan Award (but not including as a result of being withheld to pay withholding taxes in connection with any such awards or settled in cash) shall be added to the number of shares of Stock issuable under this Plan. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Awards that are valued by reference to shares of Stock but are required to be paid in cash pursuant to their terms shall not reduce the total number of shares of Stock available for issuance under the Plan.
(c) To the extent that shares of Stock subject to an outstanding Award (or Predecessor Plan Award) are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, such shares of Stock shall immediately again be available for Awards under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum, as it may deem appropriate.
(d) Notwithstanding the foregoing, the following shares of Stock shall not become available for issuance under the Plan:
(i) shares of Stock tendered as full or partial payment of the purchase price of Options;
(ii) shares of Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations relating to an Award;
(iii) shares of Stock reserved for issuance upon the grant of Stock Appreciation Rights, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon the exercise of the Stock Appreciation Rights; and
(iv) shares of Stock repurchased by the Company with cash received from a Participant as payment for the exercise price of an Option.
(e) Shares of Stock issued in connection with awards that are assumed, converted or substituted for pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of shares available for Awards under the Plan.
(f) Subject to adjustment as provided in Section 4.2, the following limitations shall apply to Awards under the Plan:
(i) All shares of Stock that may be issued under the Plan may be issued pursuant to SARS or Options, and all Options may be ISOs.
(ii) With respect to Awards other than SARs and Options, not more than 75 percent of the total number of shares of Stock that may be issued under the Plan may be issued pursuant to such other Awards.
(iii) The maximum number of shares of Stock that may be covered by Awards granted under the Plan to any single Participant shall be 300,000 shares during any one calendar year. For purposes of applying the limitations set forth in this paragraph (iii), if an Award, including without limitation Options, SARs, Restricted Stock, Restricted Stock Units and Performance Shares, is denominated in shares of Stock or the amount of the payment to be made thereunder shall be determined by reference to the value of shares of Stock, then such Award shall be counted in the year the Award is granted as covering the number of shares set forth in the Award. If an Award is granted in tandem with a SAR so that the exercise of the Award right or SAR with respect to a share of Stock cancels the tandem SAR or Award right, respectively, with respect to such share, the tandem Award right and SAR with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this paragraph (iii).
4.2 Adjustments in Authorized Shares.
If any merger, reorganization, consolidation, recapitalization, separation, liquidation, Stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Stock shall occur, such adjustment shall be made in the number of shares of Stock set forth in Section 4.1(a), in the number of shares of Stock set forth in Section 4.1(d)(iii), and in the number and class of and/or price of shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights, and provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a modification within the meaning of Section 424(h)(3) of the Code.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION
5.1 Eligibility.
Persons eligible to participate in the Plan include all Employees and Directors.
5.2 Actual Participation.
Subject to the provisions of the Plan, the Committee may from time to time select those Employees and Directors to whom Awards shall be granted and determine the nature and amount of each Award.

ARTICLE 6. OPTIONS
6.1 Grant of Options.
Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Options to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of shares of Stock subject to Options granted to any Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant including, without limitation, ISOs and NQSOs. Only Employees may receive an Award of ISOs.
6.2 Option Award Agreement.
Each Option grant shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of shares of Stock covered by the Option, the vesting schedule by which the Option becomes exercisable, and such other provisions as the Committee shall determine. Unless the Option Agreement shall specify that the Option is intended to be an Incentive Stock Option, the Option shall be a Nonqualified Stock Option.
6.3 Option Price.
The exercise price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of Fair Market Value on the date the Option is granted. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan and except as provided in Sections 4.2 or 14 of the Plan, (i) no Option may be amended to reduce the exercise price below the exercise price determined as of the date the Option is granted without the approval of the Company’s shareholders; (ii) no Option may be granted in exchange or substitution for, or in connection with, the cancellation or surrender of an Option or other Award having a higher exercise price; and (iii) no Option may be cancelled or surrendered in exchange for cash or any other Award.
6.4 Duration of Options.
Each Option shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, no ISO shall be exercisable later than ten years after the date of its grant, and no NQSO shall be exercisable later than ten years after the date of its grant.
6.5 Exercise of Options.
Options shall vest and be exercisable at such times and be subject to such restrictions and conditions as provided in the Award Agreement, which need not be the same for all Participants.
6.6 Payment.
Options shall be exercised by the delivery of a written notice to the Company setting forth the number of shares of Stock with respect to which the Option is being exercised, accompanied by full payment of the Option exercise price for such shares. Full payment shall be made:
(a) In cash or its equivalent, including, without limitation, delivery of a properly completed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds from the sale of the shares subject to the Option exercise or to deliver loan proceeds from such broker to pay the Option exercise price and any withholding taxes due;
(b) By delivery (or deemed delivery through attestation if permitted by the Committee) of Previously-Acquired Shares having a Fair Market Value at the time of exercise equal to the total Option exercise price;
(c) By having the Company withhold from delivery shares of Stock having a Fair Market Value on the date the Option is exercised equal to the total Option exercise price, if permitted by the Committee;
(d) By such other methods as the Committee deems appropriate; or
(e) By a combination of (a), (b), (c) or (d).
As soon as practicable after receipt of written notification and payment, the Company shall deliver to the Participant certificates representing the shares of Stock purchased by the Option exercise, issued in the Participant's name (unless the Participant shall elect to have such shares registered as book-entry shares).
6.7 Restrictions on Stock Transferability.
The Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, under the requirements of Nasdaq or any stock exchange upon which the Stock is then listed, or such restrictions as are referred to in Section 13.7.
6.8 Special Provisions Applicable to ISOs.
To the extent provided or required under Section 422 of the Code or regulations thereunder (or any successor Section or regulations), an Award of Incentive Stock Options shall be subject to the following:
(a) If the total Fair Market Value of the shares of Stock (determined at the time the Options are exercised) subject to ISOs held by a Participant that first become exercisable during any calendar year exceeds $100,000 (or such other amount as shall then be the maximum allowable under the Code for ISO treatment of such Options), then the portion of such ISOs equal to such excess shall be NQSOs.
(b) An Incentive Stock Option granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an exercise price which is at least 110% of Fair Market Value.
(c) No ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) shares of Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall be exercisable later than five years after the date of its grant.
6.9 Termination of Employment or Service.
The disposition of Options held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.
6.10 Transferability of Options.
(a) Except as provided in this Section 6.10 or as the Committee may permit, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution. All Options granted to a Participant shall be exercisable during the Participant's lifetime only by the Participant.
(b) Notwithstanding the foregoing, a Participant may transfer and assign the Participant's rights and interests in a NQSO to a Permitted Transferee, including the right to exercise such Option, provided that:
(i) The transfer does not result in the reacquisition of such Option by the Company or any Subsidiary, other than in a fiduciary capacity;

(ii) The transfer is for no value or other consideration except as is permitted by General Instruction 1(a)(5) of SEC Form S-8;
(iii) The transferred Option covers at least 1,000 shares of Stock;
(iv) The Participant concurrently pays to the Company such administrative fee with respect to the transfer as the Committee shall then require to be paid; and
(v) All other terms and conditions of such Option, including those conditions related to the Participant's employment, remain in effect.
(c) Any such transfer shall only be effective upon receipt by the Committee, or its delegate, of an acceptable written notice of transfer in such form as the Committee may require. The Committee may impose such additional restrictions and requirements on transferability as it may deem appropriate, necessary or advisable, including without limitation requiring satisfactory written undertakings from the Participant with regard to payment of required tax withholdings at the time of exercise of the transferred Option. The Committee may also establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable.

ARTICLE 7. STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights.
Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of shares of Stock subject to SARs granted to any Participant. The exercise price of a SAR shall be an amount determined by the Committee, but in no event shall such amount be less than 100% of the Fair Market Value of a share of Stock on the date of grant. Notwithstanding the authority granted to the Committee pursuant to Section 3.1 of the Plan and except as provided in Sections 4.2 or 14 of the Plan, (i) no SAR may be amended to reduce the exercise price below the exercise price determined as of the date the SAR is granted without the approval of the Company’s shareholders; (ii) no SAR may be granted in exchange or substitution for, or in connection with, the cancellation or surrender of a SAR or other Award having a higher exercise price; and (iii) no SAR may be cancelled or surrendered in exchange for cash or any other Award.
7.2 Exercise of SARs.
SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs, which may include, but are not limited to, a corresponding proportional reduction in Options or other Awards granted in tandem with such SARs.
7.3 Payment of SAR Amount.
Upon exercise of a SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:
(a) The difference between the Fair Market Value of a share of Stock on the date of exercise and the price fixed by the Committee at the date of grant (which price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant); by
(b) The number of shares of Stock with respect to which the SAR is exercised.
7.4 Form of Payment.
Payment to a Participant of the amount due upon exercise of a SAR will be made in shares of Stock having a Fair Market Value as of the date of exercise equal to the amount determined under Section 7.3, unless the Committee otherwise provides for payment in cash in the applicable Award Agreement or any amendment or modification of the Award Agreement.

7.5 Duration of SAR.
Each SAR shall expire at such time as the Committee shall determine in the Award Agreement; provided, however, that no SAR shall be exercisable later than the ten years after the date of its grant.
7.6 Termination of Employment or Service.
The disposition of SARs held by a Participant at the time of termination of employment or service as a Director shall be determined in accordance with Article 11.
7.7 Non-Transferability of SARs.
Except as may be permitted by the Committee in the Award Agreement or any amendment or modification of such Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution. All SARs granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS
8.1 Grant of Restricted Stock and Restricted Stock Units.
Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine.
8.2 Restrictions on Transfer.
Except as otherwise provided in this Article 8, shares of Restricted Stock and Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Restricted Period or for such period of time as shall be established by the Committee and as shall be specified in the Award Agreement, or upon earlier satisfaction of other conditions (which may include the attainment of Performance Goals) as specified by the Committee in its sole discretion and set forth in the Award Agreement; [provided, however, that, subject to Sections 11 and 14, the Restricted Period for an Award of Restricted Stock or Restricted Stock Units (other than Awards with performance-based vesting criteria) shall not terminate with respect to 100% of such Award in less than three years from the date of grant]. All rights with respect to Restricted Stock or Restricted Stock Units granted to a Participant shall be exercisable during the Participant's lifetime only by the Participant.
8.3 Other Restrictions.
The Committee may impose such other restrictions on any shares of Restricted Stock or Restricted Stock Units as it may deem advisable. The Committee may place restrictive legends on certificates representing shares of Restricted Stock and/or record stop transfer orders with respect to such shares to give appropriate notice of such restrictions.
8.4 End of Restricted Period.
Except as otherwise provided in this Article 8, after the last day of a Restricted Period, shares of Restricted Stock covered by such Restricted Period shall become freely transferable by the Participant, and the Participant shall be entitled to receive, as set forth in the Award Agreement or otherwise determined by the Committee, one share of Stock or a payment equal to the Fair Market Value of one share of Stock on the last day of the Restricted Period with respect to each Restricted Stock Unit covered by such Restricted Period. Once the shares are released from the restrictions, the Participant shall be entitled to have any restrictive legend removed from the certificates and any stop transfer order regarding such shares cancelled. Except as otherwise set forth in an Award Agreement, payment with respect to Restricted Stock Units shall be made no later than March 15 of the year following the year in which the Restricted Period ended, unless the Participant has elected to defer delivery pursuant to Section 13.6. If delivery of the shares or cash is to be made on a deferred basis pursuant to Section 13.6, the Committee shall provide for the crediting or payment of Dividend Equivalent Rights during the deferral period.

8.5 Voting Rights.
During the Restricted Period, Participants holding shares of Restricted Stock may exercise full voting rights with respect to those shares, unless otherwise specified in the applicable Award Agreement. Participants shall have no voting rights with respect to shares of Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.
8.6 Dividends and Other Distributions.
During the Restricted Period, Participants holding shares of Restricted Stock or Restricted Stock Units shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held, unless otherwise specified by the Committee in the applicable Award Agreement. If any such dividends or distributions are paid in shares of Stock, the shares or, if applicable, Restricted Stock Units equal to the number of such shares, shall be subject to the same restrictions on transfer as the shares of Restricted Stock or Restricted Stock Units with respect to which they were paid. Notwithstanding anything herein to the contrary, in no event will dividends or distributions be paid during the performance period with respect to unearned Awards of Restricted Stock or Restricted Stock Units that are subject to performance-based vesting criteria. Dividends or distributions accrued on such shares of Restricted Stock or Restricted Stock Units shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying shares or Restricted Stock Units have been earned.
8.7 Termination of Employment or Service.
The disposition of shares of Restricted Stock and/or Restricted Stock Units held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES
9.1 Grant of Performance Units or Performance Shares.
Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Performance Units or Performance Shares to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant and the terms and conditions of such Awards, except that the maximum dollar amount of Performance Units that may be granted to any single Participant shall be $1,000,000 during any one calendar year.
9.2 Value of Performance Units and Performance Shares.
The Committee shall set Performance Goals over Performance Periods determined in advance by the Committee. Prior to each grant of Performance Units or Performance Shares, the Committee shall establish an initial value for each Performance Unit and an initial number of shares of Stock for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Committee also shall set the Performance Goals that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of shares of Stock for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company or its Subsidiaries, of one or more certain performance criteria and objectives described in Section 9.8. With respect to each such performance measure utilized during a Performance Period, the Committee shall assign percentages to various levels of performance, which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.
9.3 Payment of Performance Units and Performance Shares.
After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive its value as determined by the Committee. The Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 9.2 have been met. It will then determine the applicable percentage to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made except upon written certification by the Committee that the applicable performance Goal or Goals have been satisfied to a particular extent. Except as otherwise set forth in an Award Agreement, payment with respect to Performance Shares and Performance Units shall be made no later than March 15 of the year following the year in which the Performance Period ended.
9.4 Committee Discretion to Adjust Awards.
Subject to limitations applicable to payments to Covered Employees, the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Award of Performance Units or Performance Shares, at any time or from time to time, including, without limitation, the Performance Goals.
9.5 Form and Timing of Payment.
The payment described in Section 9.3 shall be made in cash, Stock, or a combination of cash and Stock as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis pursuant to Section 13.6, the Committee shall provide for the crediting or payment of Dividend Equivalent Rights or interest during the deferral period.
9.6 Termination of Employment or Service.
The disposition of Performance Shares and Performance Units held by a Participant at the time of termination of such Participant's employment or termination of service as a Director shall be determined in accordance with Article 11.
9.7 Non-Transferability.
Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or by the laws of descent and distribution until termination of the applicable Performance Period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by the Participant.
9.8 Performance Goals.
(a) For purposes of the Plan, including, without limitation, Awards of Performance Shares and Performance Units and other performance-based Awards, “Performance Goals” means the criteria and objectives, determined by the Committee, which shall be satisfied or met during the applicable Restricted Period or Performance Period, as the case may be, as a condition to the Participant's receipt of shares of Stock, Restricted Stock Units, or cash with respect to such Award.
(b) The criteria or objectives for an Award shall be determined by the Committee in writing; shall be measured for achievement or satisfaction during the Restricted Period or Performance Period which the Committee established for such Participant to satisfy or achieve such criteria and objectives; may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure; and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee; provided, however, that for Awards granted to any Covered Employee, such criteria and objectives relate to one or more of the following:

(i) total shareholder return, (ii) earnings, (iii) earnings per share, (iv) net income, (v) revenues, (vi) expenses, (vii) market share, (viii) customer satisfaction measures, (ix) customer profitability measures, (x) charge-offs, (xi) loan loss reserves, (xii) non-performing assets, (xiii) return on assets, (xiv) return on equity, (xv) return on tangible equity, (xvi) one or more operating ratios, (xvii) assets, (xviii) deposits, (xix) loans, (xx) asset quality levels, (xxi) interest-sensitivity gap levels, (xxii) Fair Market Value, (xxiii) value of assets, (xxiv) investments, (xxv) regulatory compliance, (xxvi) satisfactory internal or external audits, (xxvii) achievement of balance sheet or income statement objectives, or (xxviii) achievement of mergers, acquisitions or similar business transactions.

(c) Performance criteria and objectives may include or exclude extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisitions, acquisition expenses, including expenses related to goodwill and other intangible assets, stock offerings, stock repurchases and loan loss provisions. Such performance criteria and objectives may be particular to a business or operating segment, line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.

(d) In interpreting Plan provisions applicable to performance criteria and objectives and to performance-based Awards to Participants who are Covered Employees, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder. The Committee in establishing performance criteria and objectives applicable to such performance-based Awards, and in interpreting the Plan, shall be guided by such standards, including, without limitation, providing that the performance-based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective performance criteria and objectives based on one or more of the specific criteria and objectives set forth in this Section 9.8 established by the Committee not later than 90 days after the Performance Period or Restricted Period applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed). Prior to the payment of any compensation based on achievement of performance criteria and objectives to any such Covered Employee, the Committee must certify in writing the extent to which the applicable performance criteria and objectives were, in fact, achieved and the amounts to be paid, vested or delivered as a result of such achievement, provided the Committee may reduce, but not increase, such amount.

ARTICLE 10. OTHER INCENTIVE AWARDS
10.1 Grant of Other Incentive Awards.
Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, grant Other Incentive Awards to such Employees and/or Directors in such amounts and on such terms and conditions as it shall determine. Other Incentive Awards include without limitation:
(a) Dividend or Dividend Equivalent Right. A right to receive dividends or their equivalent in value in shares of Stock, cash or in a combination of both, with respect to any new or previously existing Award other than an Option or SAR. Notwithstanding anything herein to the contrary, in no event will dividends or their equivalent be paid during the performance period with respect to unearned Awards that are subject to performance-based vesting criteria. Dividends or their equivalents accrued on such unvested performance-based Awards shall become payable no earlier than the date the performance-based vesting criteria have been achieved and the underlying Awards have been earned.
(b) Stock Award. An unrestricted transfer of ownership of shares of Stock.
(c) Cash Award. An award denominated in cash, subject to the achievement of Performance Goals during a Performance Period, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.
(d) Other Incentive Awards. Other Incentive Awards that are related to or serve a similar function to those Awards set forth in this Section 10.1.
10.2 Terms of Other Incentive Awards.
Other Incentive Awards may be made in tandem with, in replacement of, or as alternatives to, Awards under Articles 6, 7, 8 or 9 of the Plan or of any other incentive or employee benefit plan of the Company or any of its subsidiaries; provided that, except as provided in Sections 4.2 or 14 of the Plan, Other Incentive Awards may not be granted as the replacement of Options or SARs. An Other Incentive Award may provide for payment in cash or in shares of Stock or a combination thereof.
10.3 Limitations.
The number of shares of Stock covered by any Other Incentive Awards granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 4.1(d)(iii). The dollar amount covered by any Cash Award or Other Incentive Award granted to a Participant during a calendar year shall be taken into account for purposes of the annual limitation set forth in Section 9.1.
10.4 Termination of Employment or Service.
The disposition of Other Incentive Awards held by a Participant at the time of termination of employment or termination of service as a Director shall be determined in accordance with Article 11.

ARTICLE 11. TERMINATION OF EMPLOYMENT OR SERVICES
11.1 Voluntary Termination, Termination for Cause, or Other Termination Not Due to Death, Disability or Retirement.
Subject to Section 11.3, if a Participant voluntarily terminates employment not qualifying as Retirement, or if the Company or a Subsidiary terminates a Participant's employment for Cause, or if a Participant's service as a Director terminates for any reason other than death, Disability or Retirement:
(a) Each SAR and Option that is vested and exercisable as of the date of termination may be exercised on or before the earlier of the expiration date of the SAR or Option or three months following the date of termination, and any unvested SAR or Option shall immediately lapse and be cancelled, except that any vested SAR and/or Option held by an Employee who is terminated for Cause shall immediately lapse and be cancelled;
(b) Any shares of Restricted Stock or Restricted Stock Unit, still subject to restrictions as of the date of such termination, shall automatically be forfeited and returned to the Company or cancelled, as applicable;
(c) All Performance Units and Performance Shares shall be forfeited and no payment shall be made with respect thereto; and
(d) No amounts shall be earned or payable under any Other Incentive Award, except as may be otherwise determined by the Committee.
11.2 Involuntary Termination Not for Cause or Termination Due to Death, Disability or Retirement.
Subject to Section 11.3, if the Company or a Subsidiary terminates a Participant's employment not for Cause, or if a Participant's employment or a Participant's service as a Director terminates due to death, Disability or Retirement:
(a) Each SAR and Option held by the Participant (whether or not exercisable prior to the date of termination) may be exercised on or before the earlier of the expiration date of the SAR or Option or five years following the date of termination;
(b) Any remaining Restricted Period applicable to shares of Restricted Stock or Restricted Stock Units under Section 8.2 shall automatically terminate, and the shares of Restricted Stock shall thereby be free of restrictions and be fully transferable, and distribution of shares or cash, as applicable, with respect to Restricted Stock Units shall occur pursuant to Section 8.4;
(c) Each Performance Unit or Performance Share held by the Participant shall be deemed earned on a pro-rated basis and a pro-rated payment based on the Participant's number of full months of service during the Performance Period, further adjusted based on the achievement of the Performance Goals during the entire Performance Period, as computed by the Committee, shall be made at the time payments are made to Participants who did not terminate service during the Performance Period; and
(d) No amounts shall be earned or payable under any Other Incentive Award, except as may be otherwise determined by the Committee.
11.3 Effect of Termination of Employment or Service.
The disposition of each Award held by a Participant if there is a termination of the Participant's employment or a termination of the Participant's service as a Director shall be as determined by the Committee and set forth in the applicable Award Agreement or in any amendment or modification of an Award Agreement, which disposition may differ from the provisions of Sections 11.1 and 11.2. To the extent the applicable Award Agreement or an amendment or modification of an Award Agreement does not expressly provide for such disposition, the disposition of the Award shall be determined in accordance with Sections 11.1 and 11.2.

ARTICLE 12. BENEFICIARY DESIGNATION
Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a Will or living trust) to whom any benefit under the Plan is to be paid in case of the Participant's death before receipt of any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 13. RIGHTS OF PARTICIPANTS
13.1 Employment or Service.
Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment or service as a Director at any time, nor confer upon any Participant any right to continue in the employ or to so serve as a Director of the Company or any of its Subsidiaries.
13.2 Participation.
No Employee or Director shall have a right to be selected as a Participant, or, having been so selected one or more times, to be selected again as a Participant.
13.3 No Implied Rights; Rights on Termination of Service.
Neither the establishment of the Plan nor any amendment to the Plan shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee in accordance with the terms and conditions of the Plan. Except as expressly provided in the Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.
13.4 No Right to Company Assets.
No Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limitation, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability under any Award. Any benefits which become payable under any Award shall be paid from the general assets of the Company or the applicable Subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable to the Participant, unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.
13.5 Rights as Shareholder; Fractional Shares.
Except as otherwise provided under the Plan, a Participant or Beneficiary shall have no rights as a holder of shares of Stock with respect to any Award unless and until shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Fractional shares shall not be issued or transferred under an Award, but the Committee may authorize payment of cash in lieu of a fraction, or round the fraction down. To the extent the shares of Stock are uncertificated, references in the Plan to certificates shall be deemed to include references to any book-entry evidencing such shares.
13.6 Election to Defer.
The receipt of payment of cash or delivery of shares of Stock that would otherwise be due to a Participant pursuant to an Award may be deferred at the election of the Participant pursuant to any applicable deferral plan that may be established by the Company or a Subsidiary. Such deferrals shall be made in accordance with such rules and procedures as the Committee may establish under the Plan or under the applicable deferral plan. Notwithstanding anything herein to the contrary, the Committee may deny any deferral of the delivery of cash or shares of Stock with respect to any Award if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. Neither the Company nor any of its Subsidiaries shall have liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee.
13.7 Other Restrictions and Limitations.
The Committee may impose such restrictions and limitations on any Awards as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, under the requirements of Nasdaq or any stock exchange on which the Stock is then listed, Stock ownership or holding period requirements, or requirements to enter into or to comply with confidentiality, non-competition and/or other restrictive or similar covenants, and may place restrictive legends on certificates representing shares of Stock issued in connection with an Award and/or issue stop transfer orders with respect to such shares to give appropriate notice of any such restrictions.

ARTICLE 14. CHANGE IN CONTROL
14.1 Stock-Based Awards.
Notwithstanding any other provisions of the Plan, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Stock-based Awards shall immediately vest 100% in each Participant, including Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. For the avoidance of doubt, the Committee may provide in an Award Agreement that the underlying Award shall not vest immediately upon a Change in Control or shall vest only upon certain terminations of employment following a Change in Control.
14.2 Performance-Based Awards.
Notwithstanding any other provisions of the Plan, and except as otherwise provided in an Award Agreement, if there is a Change in Control, all Awards granted under the Plan which are subject to Performance Goals shall be immediately paid out, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of (i) the extent, as determined by the Committee, to which Performance Goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control; or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares. For the avoidance of doubt, the Committee may provide in an Award Agreement that the underlying Award subject to Performance Goals shall not vest immediately upon a Change in Control or shall vest only upon certain terminations of employment following a Change in Control.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION
15.1 Amendment, Modification and Termination of Plan.
The Board may terminate the Plan in whole or in part at any time. The Board may amend or modify the Plan from time to time in such respects as the Board may deem advisable in order that any Awards shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:
(i) Except as provided in Section 4.2, increase the number of shares of Stock which may be issued under the Plan;
(ii) Expand the types of Awards available to Participants under the Plan;
(iii) Materially expand the class of persons eligible to participate in the Plan;
(iv) Delete or limit the provisions in Section 6.3 prohibiting the repricing of Options or reduce the price at which shares of Stock may be offered under Options; or
(v) Extend the termination date for making Awards under the Plan.

In addition, the Plan shall not be amended without approval of such amendment by the Company's shareholders if such amendment is required under (1) the rules and regulations of Nasdaq or any stock exchange on which the Stock is then listed, or (2) other applicable law, rules or regulations.
15.2 Amendment or Modification of Awards.
The Committee may amend or modify any outstanding Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such Award as so modified or amended, including, without limitation, to change the date or dates as of which Awards may be exercised, to remove the restrictions on Awards, or to modify the manner in which Awards are determined and paid.
15.3 Effect on Outstanding Awards.
No amendment, modification or termination of the Plan pursuant to Section 15.1, or amendment or modification of an Award pursuant to Section 15.2, shall materially adversely alter or impair any outstanding Award without the consent of the Participant affected thereby.

ARTICLE 16. WITHHOLDING
16.1 Tax Withholding.
The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.
16.2 Stock Delivery or Withholding.
With respect to tax withholdings required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, or upon any other taxable event arising as a result of Awards, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold from delivery shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction (or such greater amount as the Committee may permit). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Stock withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with any additional restrictions of Section 16 and Rule 16b-3 that may apply to such elections.

ARTICLE 17. SUCCESSORS
All obligations of the Company under the Plan and under all Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or other acquisition of all or substantially all of the business and/or assets of the Company.

ARTICLE 18. GOVERNING LAW
18.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.2 Governing Law. The Plan, and all Award Agreements, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

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IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time, on April 22, 2014.
Vote by Internet
• Go to www.envisionreports.com/npbc
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	ê
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A	Proposals - The Board of Directors recommends a vote “FOR” all Class III Director nominees and “FOR” Proposals 2, 3 and 4.
1. Election of Class III Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Thomas A. Beaver	☐	☐	02 - Jeffrey P. Feather	☐	☐	03 - Patricia L. Langiotti	☐	☐

04 - Natalye Paquin	☐	☐

				For	Against	Abstain
2.	Approval of Long-Term Incentive Compensation Plan.			☐	☐	☐
3.	Ratification of National Penn's independent auditors for 2014.			☐	☐	☐
4.	An advisory (non-binding) proposal to approve the compensation of National Penn's executive officers.			☐	☐	☐

B	Non-Voting Items
Change of Address - Please print new address below.					Comments - Please print your comments below.

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) - Please print date below.			Signature 1 - Please keep signature within the box.			Signature 2 - Please keep signature within the box.
/ /

For directions to the meeting location, please check our website at www.nationalpennbancshares.com - Corporate Profile.

You can view the Annual Report and Proxy Statement on the Internet at http://www.envisionreports.com/npbc

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	ê

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Proxy - National Penn Bancshares, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.
The undersigned hereby appoints Michael J. Hughes, Tito L. Lima and John McCausland proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the 2013 Annual Meeting of Shareholders of National Penn to be held on April 22, 2014, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the election of the Class III Director nominees listed (Proposal 1), "FOR" approval of the Long-Term Incentive Compensation Plan (Proposal 2), “FOR” ratification of National Penn's independent auditors for 2014 (Proposal 3), and “FOR” the approval of an advisory (non-binding) resolution relating to the compensation of National Penn's executive officers (Proposal 4). In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE.
(Continued on reverse side)

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 AM Eastern Time, on April 16, 2014.
Vote by Internet
• Go to www.envisionreports.com/npbc
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Voting Instruction Card

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	ê
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A	Proposals - The Board of Directors recommends a vote “FOR” all Class III Director nominees and “FOR” Proposals 2, 3 and 4.
1. Election of Class III Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Thomas A. Beaver	☐	☐	02 - Jeffrey P. Feather	☐	☐	03 - Patricia L. Langiotti	☐	☐

04 - Natalye Paquin	☐	☐

				For	Against	Abstain
2.	Approval of the Long-Term Incentive Compensation Plan.			☐	☐	☐
3.	Ratification of National Penn's independent auditors for 2014.			☐	☐	☐
4.	An advisory (non-binding) proposal to approve the compensation of National Penn's executive officers.			☐	☐	☐

B	Non-Voting Items
Change of Address - Please print new address below.	Comments - Please print your comments below.

C	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below
Please sign exactly as name appears hereon.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.
/ /

You can view the Annual Report and Proxy Statement on the Internet at http://www.envisionreports.com/npbc

ê	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	ê

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VOTING INSTRUCTION CARD - National Penn Bancshares, Inc.
THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.
This Voting Instruction Card serves to instruct the plan trustee under the National Penn Bancshares, Inc. Capital Accumulation Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the 2014 Annual Meeting of Shareholders of National Penn to be held on April 22, 2014, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as a named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the Plan trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

This voting instruction card, when properly executed, will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the plan trustee in accordance with the terms of the Plan and applicable law.

If you vote your shares by Internet or by telephone, you do NOT need to mail back your card. To vote by mail, mark, sign and date your card and return it in the enclosed postage-paid envelope.
PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ON THE REVERSE SIDE.
(Continued on reverse side)